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2020 ANNUAL MEETING

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Bonanza Creek Energy, Inc.
(Name of Registrant as Specified In Its Charter)

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April 24, 2020

Dear Stockholder:

              You are cordially invited to join us for our 2020 Annual Meeting of Stockholders. The Annual Meeting will be held on Wednesday, June 3, 2020, at 12:00 noon (MDT). The Annual Meeting will be a virtual meeting of stockholders, which will be conducted via live audio webcast. You will be able to attend the Annual Meeting online, vote, and submit your questions during the Annual Meeting by visiting
 www.virtualshareholdermeeting.com/BCEI2020.

              We are excited to utilize the virtual stockholder meeting technology to provide expanded access as well as cost savings to our stockholders and the Company.

              The materials following this letter include the formal Notice of Annual Meeting of Stockholders and the proxy statement. The proxy statement describes the business to be conducted at the meeting, including the election of seven directors; the ratification of the appointment of Deloitte & Touche LLP as our independent auditors for the 2020 fiscal year; and the approval on a non-binding advisory basis of the compensation of our named executive officers.

              Whether you own a few or many shares of our stock, it is important that your shares be represented. Regardless of whether you participate in the Annual Meeting online, please take a moment now to vote your proxy by completing and signing the enclosed proxy card and promptly returning it in the envelope provided, or by granting a proxy and giving voting instructions by telephone or the Internet. Instructions on how to vote your shares are located on your proxy card or on the voting instruction card provided by your broker.

              The officers and directors of Bonanza Creek appreciate and encourage stockholder participation. We look forward to your participation at the Annual Meeting.

Sincerely,

Eric T. Greager President and Chief Executive Officer

BONANZA CREEK ENERGY, INC.
410 – 17th Street
Suite 1400
Denver, Colorado 80202

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Bonanza Creek Energy, Inc.:

              Notice is hereby given that the Annual Meeting of Stockholders of Bonanza Creek Energy, Inc. (the "Company") will be held on Wednesday, June 3, 2020, at 12:00 noon (MDT), as a virtual meeting (the "Annual Meeting"). You will be able to vote your shares and submit questions during the Annual Meeting via a live audio webcast at www.virtualshareholdermeeting.com/BCEI2020. The Annual Meeting is being held for the following purposes:

                  1)  To elect seven directors named in this proxy statement to our board of directors;

                  2)  To ratify the selection of Deloitte & Touche LLP as the Company's independent registered public accountant for 2020;

                  3)  To approve, on an advisory basis, the compensation of our named executive officers; and

                  4)  To transact such other business as may properly come before the Annual Meeting.

              These proposals are described in the accompanying proxy materials. You will be able to vote at the Annual Meeting only if you were a stockholder of record at the close of business on April 15, 2020.

By Order of the Board of Directors,

Cyrus D. Marter IV Secretary

Denver, Colorado
April 24, 2020

YOUR VOTE IS IMPORTANT

              Please sign, date, and promptly return the enclosed proxy card in the envelope provided, or grant a proxy and give voting instructions by telephone or the Internet, so that you may be represented at the Annual Meeting. Instructions are on your proxy card or on the voting instruction card provided by your broker.

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BONANZA CREEK ENERGY, INC.
410 – 17th Street
Suite 1400
Denver, Colorado 80202

PROXY STATEMENT
2020 ANNUAL MEETING OF STOCKHOLDERS

              The Board of Directors (the "Board") of Bonanza Creek Energy, Inc. ("we," "us," "our," "Bonanza Creek," or the "Company") requests your proxy for the Annual Meeting of Stockholders (the "Annual Meeting"), which will be held on Wednesday, June 3, 2020, at 12:00 noon (MDT), as a virtual meeting. Distribution of these proxy solicitation materials is scheduled to begin on or about April 24, 2020. By granting the proxy, you authorize the persons named in the proxy to represent you and vote your shares at the Annual Meeting. Those persons will also be authorized to vote your shares to adjourn the Annual Meeting from time-to-time and to vote your shares at any adjournments or postponements of the Annual Meeting. If any other business properly comes before the stockholders for a vote at the Annual Meeting, your shares will be voted in accordance with the discretion of the holders of the proxy.

GENERAL INFORMATION

              This year's Annual Meeting will be held entirely online, which will be conducted through an audio webcast. You must be a Bonanza Creek stockholder as of the close of business on April 15, 2020 in order to participate in the Annual Meeting. Stockholders will be able to attend, vote their shares, and submit questions during the Annual Meeting via a live audio webcast available by visiting the following website, www.virtualshareholdermeeting.com/BCEI2020. To join-in the Annual Meeting, you will need the 16-digit Control Number included on your proxy card or on the instructions that accompanied your proxy materials. Shares held in your name as the stockholder of record may be voted electronically during the Annual Meeting. Shares for which you are the beneficial owner but not the stockholder of record may also be voted electronically during the Annual Meeting.

              Our stockholder question and answer session will include questions submitted live during the Annual Meeting. Questions may be submitted during the Annual Meeting through www.virtualshareholdermeeting.com/BCEI2020.

              The Annual Meeting will begin promptly at 12:00 noon (MDT). Online check-in will begin at 11:50 a.m. MDT, and you should allow ample time for the online check-in procedures.

              If you are a stockholder of record you may revoke your proxy at any time before it is voted at the Annual Meeting. To do this, you must: (i) grant a new proxy bearing a later date (which automatically revokes your earlier proxy), (ii) provide written notice of the revocation to our Company's Secretary at our principal office, which written notice must be received prior to the Annual Meeting, (iii) submit your vote electronically through the Internet before it is voted at the Annual Meeting, (iv) call by telephone to the number provided in your proxy card after the grant of the proxy, or (v) attend the virtual Annual Meeting online and vote using your 16-digit control number. For shares you hold beneficially in the name of a broker, trustee, or other nominee, you may change your vote by submitting new voting instructions to your broker, trustee, or nominee, or by participating in the meeting and electronically voting your shares during the meeting.

BONANZA CREEK ENERGY, INC. 2020 Proxy Statement        1

Stockholders of Record and Beneficial Owners

              Most of the Company's stockholders hold their shares through a broker, bank, or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

              Stockholders of Record.    If your shares are registered directly in your name with the Company's transfer agent, you are considered the stockholder of record with respect to those shares, and proxy materials are being sent by our transfer agent directly to you. As a stockholder of record, you have the right to vote by proxy or to vote your shares during the Annual Meeting. The proxy materials include a proxy card for the Annual Meeting.

              Beneficial Owners.    If your shares are held in a brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in "street name," and proxy materials will be forwarded to you by your broker or nominee. The broker or nominee is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker how to vote. The proxy materials should include a proxy card or a voting instruction card for the Annual Meeting.

Quorum and Voting

              Voting Stock.    The Company's common stock, par value $0.01 per share, is the only class of securities that entitles holders to vote generally at meetings of the Company's stockholders. Each share of common stock outstanding on the record date is entitled to one vote.

              Record Date.    The record date for stockholders entitled to notice of and to vote at the Annual Meeting was the close of business on April 15, 2020. As of the record date, 20,699,111 shares of the Company's common stock were outstanding and are entitled to be voted at the Annual Meeting.

              Quorum and Adjournments.    The presence, in person or by proxy, of the holders of a majority of the outstanding shares entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting.

              If a quorum is not present, the chair of the meeting or a majority of the stockholders entitled to vote who are present in person or by proxy at the Annual Meeting have the power to adjourn the Annual Meeting from time to time, without notice other than an announcement at the Annual Meeting, until a quorum is present. At any adjourned Annual Meeting at which a quorum is present, any business may be transacted that might have been transacted at the Annual Meeting as originally notified.

              Vote Required.    The directors will be elected by a plurality of the votes of the shares present, in person or by proxy, and entitled to vote on the election of the directors. The (i) ratification of the selection of the Company's independent registered public accountants for 2020 and (ii) approval, on an advisory basis, of the compensation of the Company's named executive officers, will require the affirmative vote of the holders of a majority of the shares present and entitled to vote with respect to these matters. An automated system will tabulate the votes cast by proxy for the Annual Meeting, and the inspector of elections will tabulate votes cast in person at the Annual Meeting. Brokers who hold shares in street name for customers are required to vote shares in accordance with instructions received from the beneficial owners. Brokers are permitted to vote on discretionary items if they have not received instructions from the beneficial owners, but they are not permitted to vote on non-discretionary items absent instructions from the beneficial owner (a "broker non-vote").

              Non-discretionary items include the election of directors and approval, on an advisory basis, of the compensation of the Company's named executive officers. For ratification of the selection of the Company's

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independent registered public accountant, brokers will have discretionary authority in the absence of timely instructions from their customers. Abstentions and broker non-votes will count in determining whether a quorum is present at the Annual Meeting. Neither abstentions nor broker non-votes will have any effect on the outcome of voting on the director election or on the advisory vote on compensation of our named executive officers. For purposes of voting on the ratification of the selection of the Company's independent registered public accountant for 2020, abstentions will be included in the number of shares voting and will have the effect of a vote against the proposal.

              Default Voting.    A proxy that is properly completed and submitted will be voted at the Annual Meeting in accordance with the instructions on the proxy. If you properly complete and submit a proxy, but do not indicate any contrary voting instructions, your shares will be voted as follows:

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  FOR the election of the nominees for director;

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  FOR the ratification of the selection of Deloitte & Touche LLP ("Deloitte") as the Company's independent registered public accountant; and

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  FOR the advisory vote to approve the compensation of our named executive officers.

              If any other business properly comes before the stockholders for a vote at the meeting, your shares will be voted in accordance with the discretion of the holders of the proxy. The Board knows of no matters, other than those previously stated, to be presented for consideration at the Annual Meeting.

DIRECTORS AND EXECUTIVE OFFICERS

              After the Annual Meeting, assuming the stockholders elect the nominees of the Board as set forth in "Proposal One—Election of Directors" below, the Board will be, and, as of the date of this proxy statement, the executive officers of the Company are:

Name	Age	Title
Brian Steck	53	Chairman of the Board
Carrie L. Hudak	44	Director
Paul Keglevic	66	Director
Jack E. Vaughn	74	Director
Scott D. Vogel	44	Director
Jeff E. Wojahn	57	Director
Eric T. Greager	49	Director, President and Chief Executive Officer
Brant H. DeMuth	59	Executive Vice President and Chief Financial Officer
Cyrus D. Marter IV	56	Executive Vice President, General Counsel and Secretary
Dean Tinsley	48	Senior Vice President, Operations
Sandra K. Garbiso	41	Vice President and Chief Accounting Officer

              The members of the Board shall serve one-year terms. The Company's bylaws provide that the directors shall be elected at the annual meeting of stockholders, and each director shall hold office until such director's successor is elected and qualified or until the director's earlier death, resignation or removal. The current terms of the directors will expire at the Annual Meeting.

              Set forth below is biographical information about the Company's nominees for director and the Company's executive officers.

BONANZA CREEK ENERGY, INC. 2020 Proxy Statement        3

              Brian Steck joined our Board in April 2017. Mr. Steck has served as a Partner, Senior Analyst at Mangrove Partners, an investment management firm, where he has worked since 2011. Through early 2011, Mr. Steck managed The Laurel Capital Group, LLC, the general partner of a hedge fund he founded in 2009. From 2006 until 2008, Mr. Steck was Head of US Equities at Tisbury Capital where he built and managed a team focused on event- and fundamentally-driven investment opportunities. From 2000 until 2005, Mr. Steck was a partner at K Capital where he focused on European and U.S. opportunities that included special situations, merger arbitrage, deep value and shareholder activism. Prior to K Capital, Mr. Steck spent 10 years at UBS and its predecessors Swiss Bank Corporation and O'Connor & Associates, where he focused on equity derivative trading and risk management, built equity derivative and event-driven client businesses and was Global Co-Head of Equity Hedge Fund Coverage. Mr. Steck serves on the board of directors of Penn Virginia Corporation. Mr. Steck received a Bachelor's of Science, with highest honors, from University of Illinois at Urbana Champaign. Mr. Steck's extensive experience as a financial analyst has led the Board to conclude that he has the expertise necessary to serve as a director of the Company.

              Carrie L. Hudak joined our Board in October 2019. Ms. Hudak served as Vice President of DJ Basin Development for Anadarko Petroleum Corporation, an oil and natural gas exploration and production ("E&P") company, from May 2017 to September 2019. Prior to that, Ms. Hudak served in various management positions at Anadarko, including General Manager of DJ Basin Development and Execution from March 2016 to May 2017, and Director, Rockies Business Development from November 2014 to March 2016. Ms. Hudak previously served the non-profit organization, Coloradoans for Responsible Energy Development, as its Chairperson from 2018 to 2019, and as a Board Member from 2017 to 2018. Ms. Hudak also served as Treasurer and Executive Board Member for the Colorado Oil and Gas Association from 2017 to 2019. Ms. Hudak received her Master's Degree in Geology from Duke University and her Bachelor's Degree in Geology from Miami University. Ms. Hudak's extensive experience in the oil and gas industry, and particularly her work in the DJ Basin, has led the Board to conclude that she has the expertise necessary to serve as a director of the Company.

              Paul Keglevic joined our Board in April 2017. Mr. Keglevic served as the Chief Executive Officer of Energy Future Holdings Corp. ("EFH"), an electric utility company, from October 2016 until his retirement in March 2018. Previously, Mr. Keglevic served as Executive Vice President and Chief Financial Officer for EFH from June 2008 until October 2016. Mr. Keglevic also served as the Chief Restructuring Officer for EFH beginning in April 2014. Mr. Keglevic was a partner at PricewaterhouseCoopers ("PWC"), where he worked from July 2002 to July 2008. At PWC he was a member of the US leadership team. Prior to PWC, Mr. Keglevic served on the US leadership team for Arthur Andersen, where he was a partner for 15 years. Mr. Keglevic serves on the board of directors of Stellus Capital Investment Corp., Frontier Communications Corporation, and Ascena Retail Group, Inc. He previously served as a member of the board of directors of Philadelphia Energy Solutions LLC, Cobalt International Energy, Inc., Clear Channel Outdoor Holdings, Inc., PetSmart, and several subsidiaries of EFH. He has also been on the boards of the Dallas and State of California Chambers of Commerce and several other charitable and advisory boards. Mr. Keglevic received his B.S. in accounting from Northern Illinois University and is a certified public accountant. Mr. Keglevic's extensive experience with public companies and knowledge of accounting and regulatory issues has led the Board to conclude that he has the expertise necessary to serve as a director of the Company.

              Jack E. Vaughn joined our Board in April 2017. Mr. Vaughn has served as the Chairman and Chief Executive Officer of Peak Exploration and Production, LLC, an oil and natural gas E&P company, since March 2011, where he is responsible for executive management of all operational activity, including drilling, completion, and facility construction in all operating areas, as well as all gas and crude oil transportation and marketing, regulatory and environmental compliance activities. Mr. Vaughn serves on the Board of Directors of Saddle Butte Pipeline II, LLC and was the co-founder and a member of the Board of Directors of Momentum Midstream, LLC from 2007 to 2011. In addition, Mr. Vaughn has held several senior management positions at energy companies in the United States, including Peak Energy Resources, Inc., EnerVest Management Partners, LP and Emerald Gas Operating Company. Mr. Vaughn received his B.S. in Petroleum Engineering from the University of Texas at

BONANZA CREEK ENERGY, INC. 2020 Proxy Statement        4

Austin. Mr. Vaughn's extensive upstream and midstream operational and executive management experience has led the Board to conclude that he has the expertise necessary to serve as a director of the Company.

              Scott D. Vogel joined our Board in April 2017. Mr. Vogel has served as the Managing Member at Vogel Partners LLC, a private investment and advisory firm, since July 2016, after serving as Managing Director at Davidson Kempner Capital Management investing in distressed debt securities from 2002 to July 2016. Previously, he worked at MFP Investors, investing in special situations and turnaround opportunities for the private investment firm of Michael F. Price, and at Chase Securities in its investment banking group. Mr. Vogel has served on numerous boards during his career, including Arch Coal, Inc. from October 2016 to May 2019; Key Energy Services, Inc. from December 2016 to April 2019; and Seadrill from July 2018 to February 2020. He currently serves as a member of the board of Contura Energy and Avaya, and several private companies. Mr. Vogel is a member of the Olin Alumni Board of Washington University and a member of the Advisory Board of Grameen America. Mr. Vogel received his M.B.A. from The Wharton School at the University of Pennsylvania and his B.S.B.A. from Washington University. Mr. Vogel's mix of experience with executive management oversight, finance and capital markets, human resources and compensation, and strategic planning has led the Board to conclude that he has the expertise necessary to serve as a director of the Company.

              Jeff E. Wojahn joined our Board in November 2014. Mr. Wojahn served as Executive Vice President of Encana Corporation, an oil and natural gas E&P company, from 2003 to 2013, and was President of Encana Oil & Gas (USA) Inc. from 2006 to 2013. Beginning in 1985, Mr. Wojahn held senior management and operational positions in Canada and the United States and has extensive experience in unconventional resource play development. He has served as the Executive Chairman of MiddleFork Energy Partners since March 2017 and served as a Strategic Advisory Board member for Morgan Stanley Energy Partners from October 2014 until April 2017. Mr. Wojahn serves on the board of directors of Penn Virginia Corporation. He received his B.S. in Geophysics from the University of Calgary in 1985. Mr. Wojahn's extensive experience of over 30 years in the oil and gas industry and his significant operational and development experience as an executive of other oil and gas companies has led the Board to conclude that he has the expertise necessary to serve as a director of the Company.

              Eric T. Greager, joined Bonanza Creek in April 2018 as President, CEO and member of the Board of Directors. Mr. Greager has 20 years of management experience in the oil and gas industry and previously served as a Vice-President and General Manager at Encana Oil & Gas (USA) Inc. until his departure in 2018. Mr. Greager joined Encana, an oil and natural gas E&P company, in 2006 and served in various management and executive positions, including leading engineering, geoscience and A&D functions, as well as field operations teams from D&C through production. Most recently, Mr. Greager led Encana's Western Operating Area, which includes Eagle Ford, San Juan and Wind River assets and served as a member of the boards of directors of Encana Procurement Inc. and Encana Oil & Gas (USA) Inc. In addition, Mr. Greager previously served on the board of directors of Western Energy Alliance, the board of trustees of the Texas Parks and Wildlife Foundation, and the board of managers of Hunter Ridge Energy Services. Mr. Greager received his Master's Degree in Economics from the University of Oklahoma and his Bachelor's Degree in Engineering from the Colorado School of Mines. He is a licensed Professional Engineer. Mr. Greager's 20 years of management experience, exposure to both the operating and technical aspects of the oil and gas industry and day-to-day leadership of the Company as President and Chief Executive Officer has led the Board to conclude that he has the expertise necessary to serve as a director of the Company.

              Brant H. DeMuth was named Executive Vice President and Chief Financial Officer effective November 14, 2018. Mr. DeMuth previously served as Vice President of Finance and Treasurer at SRC Energy Inc., an oil and natural gas E&P company, from October 2014 until November 2018. Prior to joining SRC Energy, Mr. DeMuth served as Interim Chief Financial Officer of DJ Resources, LLC from August 2013 to September 2014 and as Executive Vice President of Strategy and Corporate Development of Gevo, Inc. from June 2011 to May 2013. Mr. DeMuth currently serves on the University of Northern Colorado's Monfort College of

BONANZA CREEK ENERGY, INC. 2020 Proxy Statement        5

Business Dean's Leadership Council. Mr. DeMuth is a Chartered Financial Analyst and received his M.B.A. in Oil and Gas Finance from the University of Denver and his B.S. in Business Administration from Colorado State University.

              Cyrus "Skip" Marter was named Executive Vice President, General Counsel and Secretary on November 14, 2018. He joined Bonanza Creek in October 2016, as Senior Vice President, General Counsel and Secretary. During the six months leading up to that time, he assisted Bonanza Creek on a seconded basis while with the Denver law firm of Davis Graham & Stubbs LLP. Mr. Marter previously served as Forest Oil Corporation's General Counsel for nine years and led the U.S. legal group at Encana Oil & Gas (USA) Inc. He began his legal career in 1990 at the Houston law firm of Susman Godfrey LLP and was a partner at the firm from 1996 to 2002. Mr. Marter holds a B.S. in Petroleum Engineering from Texas A&M University and a law degree from the University of Texas School of Law.

              Dean Tinsley was named Senior Vice President, Operations in November 2017. He joined the Company in April 2013 as Production Engineering Manager and was named Vice President—Rocky Mountain Asset Management in May 2015 and Vice President, Operations and Engineering in September 2016. Mr. Tinsley is responsible for all operations for the Company, including drilling, completions, production, infrastructure and environmental, health, safety & regulatory compliance ("EHS&RC"). He has more than 25 years of progressive experience in exploration and production management, operations and engineering. From 2005 to 2013, Mr. Tinsley held positions as Asset Director for the Piceance Basin and Director of Operations for the Marcellus Region, respectively, with WPX Energy. Prior to this, he held operational, technical and supervisory roles in three additional basins for Amoco, Barrett Resources and Williams Production Company. Mr. Tinsley holds a B.S. in Engineering from Colorado School of Mines and an M.B.A. from Colorado State University.

              Sandra K. Garbiso was named the Company's Vice President and Chief Accounting Officer as well as principal accounting officer in November 2017. She joined the Company in January 2014 as Manager, Financial Reporting and was named Director, Financial Accounting in March 2015 and Controller in June 2016. Ms. Garbiso is a certified public accountant with over 15 years of accounting and financial management experience. Prior to joining Bonanza Creek, Ms. Garbiso served as the Controller at Republic Financial Corporation from January 2013 to January 2014, and was the Financial Reporting Manager at SM Energy Company from December 2007 to December 2012. Ms. Garbiso has an accounting degree from the University of Northern Colorado.

CORPORATE GOVERNANCE

Our Company

              Bonanza Creek Energy, Inc. is an independent Denver-based energy company engaged in the acquisition, exploration, development and production of onshore oil and associated liquids-rich natural gas in the United States. Our oil and liquids-weighted assets and operations are concentrated in the rural portions of the Wattenberg Field in Colorado, which we have designated the Rocky Mountain region. The Wattenberg Field is one of the premier oil and natural gas resource plays in the United States, benefiting from a low cost structure, mature infrastructure, strong production efficiencies, multiple producing horizons, multiple service providers, established reserves, and prospective drilling opportunities, which helps facilitate predictable production and reserve growth.

BONANZA CREEK ENERGY, INC. 2020 Proxy Statement        6

Corporate Governance Guidelines and Code of Business Conduct and Ethics

              The Board believes that sound governance practices and policies provide an important framework to assist it in fulfilling its duty to stockholders. The Company's Corporate Governance Guidelines cover the following principal subjects:

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  Process for Director Selections;

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  Qualifications and Responsibilities of Directors;

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  Committees of the Board;

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  Director Access to Management and Independent Advisors;

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  Director Compensation;

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  Director Orientation and Continuing Education;

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  Chief Executive Officer Evaluation and Management Succession;

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  Annual Performance Evaluations;

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  The Company's Code of Business Conduct and Ethics;

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  Term Limits for Directors; and

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  Changed Circumstances of the Company's Directors.

              Our Corporate Governance Guidelines, including a copy of the current "Code of Business Conduct and Ethics," are posted on our website at www.bonanzacrk.com. Our Corporate Governance Guidelines are reviewed annually and as necessary by our Nominating and Corporate Governance Committee, and any proposed additions to or amendments of the Corporate Governance Guidelines are presented to the Board for its approval.

              The New York Stock Exchange (the "NYSE") has adopted rules that require listed companies to adopt governance guidelines covering certain matters. The Company believes our Corporate Governance Guidelines comply with the NYSE rules.

Board Leadership

              Our Board has separated the Chairman and Chief Executive Officer roles. This leadership structure permits the Chief Executive Officer to focus his attention on managing our business and allows the Chairman to function as an important liaison between management and the Board, enhancing the ability of the Board to provide oversight of the Company's management and affairs. Our Chairman provides input to our Chief Executive Officer and is responsible for presiding over the meetings of the Board and executive sessions of the independent directors, which we expect will be held at every regularly scheduled Board meeting in 2020. Our Chief Executive Officer is responsible for setting the Company's strategic direction and for the day-to-day leadership performance of the Company. Based on current circumstances, the direction of the Company, and the experienced membership of our Board, our Board believes that separate roles for our Chairman and our Chief Executive Officer, coupled with a majority of independent directors and strong corporate governance guidelines, is the most appropriate leadership structure for our Company and its stockholders at this time.

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Communications with the Board

              Stockholders or other interested parties can contact any director (including the Chairman of the Board), any committee of the Board, or our independent directors as a group, by writing to them at 410 – 17th Street, Suite 1400, Denver, Colorado 80202, Attention: Secretary. All such communications will be forwarded to the appropriate member(s) of the Board. Comments or concerns relating to the Company's accounting, internal accounting controls, or auditing matters will be referred to members of the Audit Committee.

Director Independence

              The Company's standards for determining director independence require the assessment of our directors' independence each year and periodically as circumstances change. A director cannot be considered independent unless the Board affirmatively determines that such director does not have any material relationship with the Company, including any of the relationships that would disqualify the director from being independent under the rules of the NYSE. The Board assesses the independence of each independent director and each independent nominee for director under the Company's Corporate Governance Guidelines and the independence standards of the NYSE, and has determined that Ms. Hudak and Messrs. Keglevic, Steck, Vaughn, Vogel, and Wojahn are independent. As the Company's President and Chief Executive Officer, Mr. Greager is not considered an independent director. All members of the Company's Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are considered independent, thus satisfying NYSE listing standards.

Director Qualifications

              Our Board believes that individuals who serve as directors should have demonstrated notable or significant achievements in business, education, or public service; should possess the requisite intelligence, education, and experience to make a significant contribution to the Board and bring a range of skills, diverse perspectives, and backgrounds to its deliberations; and should have the highest ethical standards, a strong sense of professionalism, and intense dedication to serving the interests of the Company's stockholders. Our Corporate Governance Guidelines limit the number of boards on which a director may sit to no more than four other public company boards in the absence of obtaining the Board's prior approval. The following are qualifications, experience, and skills for Board members, which are important to the Company's business and its future:

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  Leadership Experience—The Company seeks directors who demonstrate extraordinary leadership qualities. Strong leaders bring vision, strategic agility, diverse and global perspectives, and broad business insight to the Company. The directors should demonstrate practical management experience, skills for managing change and deep knowledge of industries, geographies and risk management strategies relevant to the Company. They should have experience in identifying and developing the Company's current and future leaders. The relevant leadership experience the Company seeks includes a past or current leadership role in a major public company or recognized privately held entity; a past or current leadership role at a prominent educational institution or senior faculty position in an area of study important or relevant to the Company; a past elected or appointed senior government position; or a past or current senior managerial or advisory position with a highly visible nonprofit organization.

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  Finance Experience—The Company believes that all directors should possess an understanding of finance and related reporting processes. The Company also seeks directors who qualify as an "audit committee financial expert" as defined in the SEC's rules.

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  Industry Experience—The Company seeks directors who have relevant oil and gas industry experience.

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  Diversity of Backgrounds—Although the Board has not established any formal diversity policy to be used to identify director nominees, it is committed to actively seeking women and minority candidates as well as individuals with diverse backgrounds, skills, and experiences. When assessing a Board candidate's background, skills, and experiences, the Nominating and Corporate Governance Committee takes into consideration a broad range of relevant factors, including a candidate's ethnic status, gender, professional, cultural, political, and geographic background.

Independent Director Share Ownership Requirements

              Our Board has adopted stock ownership guidelines for our independent directors to further align the interests of our independent directors with the interests of our stockholders. In the interest of adhering to best governance practice, independent directors must hold shares with a fair market value equal to five times such independent director's annual cash retainer. Independent directors will have five years to comply with the ownership requirement starting from the later of (i) the date on which such independent director was appointed or elected and (ii) April 28, 2017. Upon reaching the required ownership level based on the then-current closing price of our common stock, independent directors are not required to accumulate any shares in excess of shares held as of the determination date, regardless of changes in the price of our common stock.

Anti-Hedging and Anti-Pledging Policies

              Our Insider Trading Policy prohibits all directors, officers of the level of Vice President and above, and certain key employees in accounting, legal, and other departments (collectively, "Insiders") from engaging in short-term trading involving Company stock in the absence of the Company's advance approval. Our Insider Trading Policy further prohibits options trading, short sales, trading on margin, hedging, and the buy or sell of puts or calls with respect to the Company's securities, without advance approval.

              Our Stock Ownership Policy prohibits the Company's executive officers, as such term is defined in Rule 3b-7 of the Securities Exchange Act of 1934, as amended (collectively, the "Executive Officers") and independent members of the Board (collectively, the "Independent Directors" and, together with the Executive Officers, the "Covered Persons" and each a "Covered Person"), from pledging as collateral for a loan any of the Company's common stock that they own or have a right to receive.

Oversight of Risk Management

              While the Board oversees our risk management processes, with particular focus on the most significant risks we face, management is responsible for day-to-day risk management. We believe this division of responsibilities is the most effective approach for addressing the risks we face. We also believe that the current Board leadership structure, with Mr. Steck serving as our Chairman of the Board and Mr. Greager serving as our President and Chief Executive Officer, supports this approach by facilitating communication between management and the Board regarding risk management issues. We also believe that this design places the Board in a better position to evaluate the performance of management, more efficiently facilitates communication of the views of the independent directors, and contributes to effective corporate governance. The Board realizes, however, that it is not possible or desirable to eliminate all risk and that appropriate risk-taking is essential in order to achieve the Company's objectives.

              Except as discussed below, the Board as a whole oversees the Company's assessment of major risks and the measures taken to manage such risks. For example, the Board:

  •
  provides governance and oversight for the financial and commodity risks assumed by the Company and approves the policies and periodically reviews and discusses with the members of management the

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    procedures and systems in place to identify, review, and mitigate the Company's exposure to such risks;

  •
  along with the Company's Audit Committee, reviews the Company's commodity price risk and hedging strategy with executive management at least quarterly and provides oversight of the Company's hedging policy; and

  •
  reviews management's capital spending plans, approves the Company's capital budget and requires that management present for Board-review significant departures from those plans.

              The Company's Audit Committee is responsible for overseeing the Company's assessment and management of financial reporting and internal control risks, as well as other financial risks, such as commodity price risk and the credit risks associated with counterparty exposure. Management and the Company's independent registered public accountants report regularly to the Audit Committee on those subjects.

              The Company's Compensation Committee periodically reviews our compensation programs to ensure that they do not encourage excessive risk-taking and reports its significant findings to the full Board.

Plurality Voting for Directors; Director Resignation Policy

              The Company's bylaws provide for the election of directors by a plurality of the votes cast. This means that the seven individuals nominated for election to the Board who receive the most "FOR" votes (among votes properly cast in person, electronically or by proxy) will be elected.

              On November 12, 2018, the Board adopted a Director Resignation Policy (the "Resignation Policy"). The Resignation Policy provides that each nominee to the Board shall submit a contingent resignation to the chairman of the Nominating and Corporate Governance Committee that will become effective only if (i) such director-nominee receives a greater number of "withhold" votes than votes "for" his or her election (a "Majority Withheld Vote") and (ii) the Board accepts the resignation.

              The Nominating and Corporate Governance Committee shall promptly consider the resignation offer and make a recommendation to the Board as to whether the resignation should be accepted. In making this recommendation, the Nominating and Corporate Governance Committee will consider all factors deemed relevant by its members including, without limitation, (1) the stated reasons for the Majority Withheld Vote; (2) the qualifications of the director; (3) the overall composition of the Board and whether accepting the resignation would cause the Company to violate any applicable rule or regulation; and (4) whether accepting the resignation would be in the best interests of the Company and its stockholders. The Board will act on the Nominating and Corporate Governance Committee's recommendation no later than 90 days following the date of the stockholders' meeting at which the election occurred. Following the Board's decision, the Company will promptly publicly disclose its decision whether to accept or reject such tendered resignation in a periodic or current report filed or furnished in accordance with SEC rules.

              Any director who changes his or her employer or otherwise has a significant change in job responsibilities shall give written notice to the Nominating and Corporate Governance Committee, specifying the details, as soon as feasible. Any director who changes his or her employer or otherwise has a significant change in job responsibilities shall also proffer his or her resignation to the Board. The Board, through the Nominating and Corporate Governance Committee, shall review the matter in order to evaluate the continued appropriateness of such director's membership on the Board and each applicable Board committee under these circumstances, taking into account all relevant factors and may accept or reject a proffered resignation. Following the Board's decision, the Company will promptly publicly disclose its decision whether to accept or reject such tendered resignation in a periodic or current report filed or furnished in accordance with SEC rules.

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              While this summary reflects the current terms of the Resignation Policy, the Board retains the power to amend and administer the policy as the Board, in its sole discretion, determines is appropriate. The Resignation Policy is published on our website, www.bonanzacrk.com, under "Corporate Governance", and is also available by written request to Bonanza Creek Energy, Inc., Investor Relations, 410 - 17th Street, Suite 1400, Denver, Colorado 80202.

Meetings and Committees of Directors

              During 2019, the Board held thirteen (13) meetings, including regularly scheduled and special meetings. Our independent directors routinely meet in executive session immediately before or after each meeting of the Board. During 2019, each of our directors attended at least 85% of the aggregate of all meetings of the Board and the standing committees of the Board on which they serve.

              The following table identifies the current members of each committee (or members of such committee at its time of dissolution) and sets forth the number of meetings held in 2019:

Name of Director	Audit Committee	Compensation Committee	Nominating & Corporate Governance Committee	EHS&RC and Reserves Committee	Executive Committee(1)	Management Succession Committee(2)
Independent Directors
Carrie L. Hudak
Paul Keglevic
Brian Steck
Jack E. Vaughn
Scott D. Vogel
Jeff E. Wojahn
Inside Director
Eric T. Greager
Number of Meetings in 2019	5	6	4	2	0	1

Legend
Chairman of the Board
Chairperson
Member
Financial Expert

(1)
Dissolved April 4, 2019.

(2)
Dissolved June 5, 2019. Its responsibilities were assigned to the Compensation Committee.

              In April 2019 the Board adopted resolutions reflecting the following changes to certain chairmanships and committee memberships, which were effective upon each director's re-election to the Board by stockholders at its 2019 Annual Meeting of Stockholders: (i) Mr. Brian Steck was elected to replace Jack Vaughn as Chairman of the Board; (ii) Paul Keglevic was appointed as Chairman of the Nominating and Corporate Governance Committee to replace Brian Steck as Chairman, and with Brian Steck continuing to serve as a member of the Nominating and Corporate Governance Committee; and (iii) Jack Vaughn was appointed as a member of the EHS&RC and Reserves Committee, replacing Brian Steck as a member. In January 2020, the Board adopted resolutions

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appointing Carrie L. Hudak as a member of the EHS&RC and Reserves Committee. Effective as of March 4, 2020, Ms. Hudak was appointed as a member of the Audit Committee replacing Mr. Tyree, who contemporaneously resigned from the Board, Audit Committee, and Compensation Committee.

              Each standing committee has adopted a formal charter detailing such committee's duties, functions and responsibilities. The charters for the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are posted on the Company's website, www.bonanzacrk.com, and such charters are drafted in a manner consistent with the regulations of the SEC and standards of the NYSE. The information on our website is not, and shall not be deemed to be, a part of this proxy statement or incorporated herein or into any of our other filings with the SEC.

Audit Committee

              The members of the Audit Committee are Mr. Keglevic, Chairman; Ms. Hudak; and Mr. Vogel. The Audit Committee met five times in 2019.

              Our Board has determined all three members of the Audit Committee to be financially literate under the standards of the NYSE and SEC regulations and has also determined that Mr. Keglevic qualifies as an "audit committee financial expert" as defined in SEC regulations. The Audit Committee oversees, reviews, acts on, and reports on various auditing and accounting matters to our Board, including: the scope of our annual audits, fees to be paid to our independent accountants, the performance of our independent accountants, and our accounting and reporting practices and processes. The Board has delegated to the Audit Committee all authority of the Board as may be required or advisable to fulfill the purposes of the Audit Committee as set forth in the Audit Committee's charter. The Audit Committee may delegate any responsibilities of the Audit Committee to individual members of the Audit Committee. In addition, the Audit Committee oversees our compliance programs relating to legal and regulatory requirements and the Company's assessment and management of financial reporting and internal control risks. Additional information regarding the functions performed by the Audit Committee is set forth in the "Audit Committee Report" included herein.

Compensation Committee

              The members of the Compensation Committee are Mr. Vogel, Chairman; and Mr. Wojahn. The Compensation Committee met six times in 2019.

              The Compensation Committee recommends to the independent directors of the Board for their approval the total compensation of the Chief Executive Officer based on the Compensation Committee's evaluation of the Chief Executive Officer's performance in light of goals and objectives set and approved by the Compensation Committee, the Nominating and Corporate Governance Committee, and the full Board. The Chief Executive Officer makes compensation recommendations to the Compensation Committee for all other executive officers, including salary and annual cash and equity compensation. The Compensation Committee then reviews such recommendations and determines whether to approve them. The Compensation Committee also oversees our compensation and benefit plans; stockholder proposals relating to executive compensation; our human resources strategies and initiatives; the implementation of our Recoupment Policy; and reviews and considers the results of our Say on Pay Votes, and recommends related responses, if any, to the Board. The Board has delegated to the Compensation Committee all authority of the Board as may be required or advisable to fulfill the purposes of the Compensation Committee as set forth in the Compensation Committee's charter. The Compensation Committee may form and delegate authority to subcommittees comprised of members of the Compensation Committee. The Compensation Committee has sole authority to retain and dismiss compensation consultants and other advisors that provide objective advice, information and analysis regarding executive and director compensation. These consultants report directly to and may meet separately with the Compensation Committee and may consult with

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the Compensation Committee Chairman between meetings. Meetings may, at the discretion of the Compensation Committee, include members of the Company's management, other members of the Board, consultants or advisors, and such other persons as the Compensation Committee or its Chairman may determine. On June 5, 2019, the Board determined to dissolve the Management Succession Committee and assigned responsibility for the oversight of the Company's management succession planning to the Compensation Committee. Additional information regarding the functions performed by the Compensation Committee is set forth in the "Compensation Discussion and Analysis" section and the "Compensation Committee Report" included herein.

Nominating and Corporate Governance Committee

              The members of the Nominating and Corporate Governance Committee are Mr. Keglevic, Chairman; Mr. Steck; and Mr. Vaughn. The Nominating and Corporate Governance Committee met four times in 2019.

              The Nominating and Corporate Governance Committee identifies, evaluates, and recommends qualified nominees to serve on our Board and develops and oversees our internal corporate governance processes. Our Board, through the Nominating and Corporate Governance Committee, evaluates itself annually. The Nominating and Corporate Governance Committee endeavors to achieve an overall balance of diversity of experiences, skills, attributes, and viewpoints among our directors. It does not discriminate based upon race, religion, sex, national origin, age, disability, citizenship, or any other legally protected status. The Nominating and Corporate Governance Committee is also primarily responsible for reviewing and approving the goals and objectives relevant to the Company's Chief Executive Officer's performance and coordinating the annual evaluation of the Chief Executive Officer's performance based on such goals and objectives. The Board has delegated to the Nominating and Corporate Governance Committee all authority of the Board as may be required or advisable to fulfill the purposes of the Nominating and Corporate Governance Committee as set forth in the Nominating and Corporate Governance Committee's charter. The Nominating and Corporate Governance Committee may form and delegate authority to subcommittees comprised of members of the Nominating and Corporate Governance Committee. Additional information regarding the functions performed by the Nominating and Corporate Governance Committee is set forth in the "Other Matters—Stockholder Proposals; Identification of Director Candidates" section included herein.

EHS&RC and Reserves Committee

              The members of the EHS&RC and Reserves Committee are Mr. Wojahn, Chairman; Mr. Greager; Ms. Hudak; and Mr. Vaughn. The EHS&RC and Reserves Committee met two times in 2019.

              The EHS&RC and Reserves Committee assists our Board in fulfilling our responsibilities to provide global oversight and support of the Company's environmental, health, safety, and regulatory compliance policies, programs and initiatives. In carrying out its responsibilities, the Committee reviews the status of our health, safety, and environmental performance, including processes monitoring and reporting on compliance with internal policies and goals and applicable laws and regulations. In addition, our Committee oversees, reviews, acts on, and reports to the Board on matters regarding our reserve engineering reports and reserve engineers. Our Committee oversees (i) the integrity of our reserve reports, (ii) determinations regarding the qualifications and independence of our independent reserve engineers, (iii) the performance of our independent reserve engineers, and (iv) our compliance with certain legal and regulatory requirements relating to reserve reporting.

Executive Committee

              The Executive Committee had the authority of the Board during the periods of time between meeting sessions of the Board, except to the extent such authority was limited by its Charter or by any resolution of the

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Board addressing the Executive Committee's authority. The Executive Committee consisted of Mr. Vaughn, Chairman; Mr. Greager; and Mr. Steck. The Executive Committee did not meet in 2019.

              The Executive Committee was established in large part to facilitate the transition of Mr. Greager as the Company's new Chief Executive Officer. Because the Executive Committee has fulfilled its primary purpose, the Board determined in April 2019 to dissolve the Executive Committee.

Management Succession Committee

              In August 2018, the Board approved the removal from the responsibilities and duties of the Nominating and Corporate Governance Committee responsibility for establishing and maintaining a management succession plan. The Board concurrently approved amendments to the Company's Corporate Governance Guidelines to provide that (i) a body comprised of the CEO, the Chairman of the Board, the Chairman of the Compensation Committee, and the Chairman of the Nominating and Corporate Governance Committee was charged with establishing and monitoring a process that ensured that an approved management continuity plan is in place and reviewed at least annually with the Board, and (ii) the plan was to include policies and principles to select the CEO as well as policies regarding succession in the event of an emergency or retirement of the CEO. The Management Succession Committee consisted of Messrs. Steck, Vaughn, Vogel, and Greager. The Management Succession Committee met one time in 2019. On June 5, 2019, the Board determined to dissolve the Management Succession Committee and assign responsibility for the oversight of the Company's management succession planning to the Compensation Committee of the Board.

Attendance at Annual Meetings

              The Board encourages all directors to attend all annual meetings of stockholders, if practicable. All of our directors, with the exception of Mr. Vogel, attended the 2019 Annual Meeting of Stockholders. We anticipate that all of our directors will attend the 2020 Annual Meeting.

COMPENSATION DISCUSSION AND ANALYSIS

              This compensation discussion and analysis ("CD&A") provides a general description of our executive compensation program and information about its various components. This CD&A is intended to place in perspective the information contained in the executive compensation tables that follow this discussion.

Executive Summary

              The following individuals are referred to as the "named executive officers" for fiscal year 2019 and are included in the Summary Compensation Table:

Named Executive Officers as of December 31, 2019

  •
  Eric Greager, President and Chief Executive Officer

  •
  Brant DeMuth, Executive Vice President and Chief Financial Officer (principal financial officer)

  •
  Cyrus "Skip" Marter, Executive Vice President, General Counsel and Secretary

  •
  Dean Tinsley, Senior Vice President, Operations

  •
  Sandi Garbiso, Vice President and Chief Accounting Officer

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Introduction

              The information presented in this CD&A focuses on our fiscal year 2019; however, we also describe compensation actions taken before or after fiscal year 2019 to the extent such discussion enhances the understanding of our executive compensation disclosure.

              2019 Financial and Operational Results

              Our 2019 financial and operational results include:

  •
  Lease operating expense decreased by $9.6 million or $2.48 per barrel of oil equivalent ("Boe") for the year ended December 31, 2019 when compared to the same period in 2018;

  •
  General and administrative expense per Boe decreased 30% for the year ended December 31, 2019 when compared to the same period in 2018;

  •
  Crude oil equivalent sales volumes increased 33% for the year ended December 31, 2019 when compared to the same period in 2018;

  •
  Total liquidity of $281.0 million at December 31, 2019, consisting of cash on hand plus funds available under the Company's credit facility;

  •
  Cash flows provided by operating activities for the year ended December 31, 2019 was $224.6 million, as compared to cash flows provided by operating activities of $116.6 million during the year ended December 31, 2018;

  •
  Proved reserves of 121.9 MMBoe as of December 31, 2019 increased 4% when compared to proved reserves as of December 31, 2018;

  •
  Incurred capital expenditures, inclusive of accruals, of $222.2 million during the year ended December 31, 2019, which was below guidance;

  •
  Operations of the Company's new oil gathering line to Riverside Terminal commenced in July 2019, resulting in a corresponding $1.50 per barrel reduction to our oil differentials for barrels transported on such gathering line.

              When considering these comparisons of financial and operations results, note that the results for the year ended December 31, 2018 include results of operation of our Mid-Continent assets prior to their sale on August 6, 2018.

              Business Strategies and 2020 Outlook

              The Company's primary objective is to maximize shareholder returns by responsibly developing our oil and gas resources. We seek to accomplish this through development of existing inventory and value-accretive acquisition and divestiture activity. We seek to balance production growth with maintaining a conservative balance sheet. Key aspects of our strategy include:

  •
  Multi-well pad development across our leasehold.  We believe horizontal development is the most efficient and economical way to recover the hydrocarbons located within our leasehold.

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  •
  Enhanced completions.  We continuously evaluate completion designs to increase well productivity and apply a multivariate regression analysis with the objective of optimizing economic returns. Petrophysical, geological, and geophysical analysis is used in conjunction with spacing evaluations and individualized well designs to increase value of each spacing unit.

  •
  Continuous safety improvement and strict adherence to health and safety regulations.  Our goal is to utilize industry best practices to meet or exceed regulatory requirements and consistently engage stakeholders in our development planning. We strive to maintain a safe workplace for our employees and contractors at all times.

  •
  Environmental stewardship.  We constantly strive to control and reduce emissions and seek to comply with all applicable air quality and other environmental rules and regulations. We employ best practices including pipeline gathering and takeaway as well as vapor recovery and leak detection equipment. Additionally, we work closely with our service providers to help ensure they stay in compliance with environmental regulations when operating on our behalf.

  •
  Disciplined approach to acquisitions and divestitures.  Opportunities are evaluated in the context of maintaining development flexibility and a healthy balance sheet. We pursue value-accretive acquisitions and strive to maximize scale and minimize financial and operational risk.

  •
  Prudent risk management.  The Company believes a healthy balance sheet, focus on cost control, and minimizing long-term commitments are critical to controlling risk. A low debt profile and judicious use of hedging practices help reduce cash flow volatility. Continually striving to be a cost-efficient operator and maintaining a flexible capital spending program enable us to respond to changing market conditions.

              The Company's initial 2020 capital budget of $215.0 million to $235.0 million assumed the continuation of a one-rig operated program in the Company's legacy acreage and the startup of a one-rig non-operated program in the Company's French Lake area in late 2020. However, due to the unprecedented drop in commodity prices that commenced in early March 2020, the Company updated its 2020 operating plan to reflect an anticipated 2020 capital budget of $80.0 million to $100.0 million. The Company's reduced planned development activity included limited drilling and completion activity that concluded in March 2020. Should commodity prices recover, and the economic returns justify resuming limited development activity, the Company will do so. Actual capital expenditures could vary significantly based on, among other things, changes in the operator's development pace in French Lake, market conditions, commodity prices, drilling and completion costs, well results, and changes in the borrowing base under our credit facility.

              In further response to the recent drop in commodity prices, both our named executive officers and our independent directors have voluntarily reduced their compensation. As described in detail below, effective in early April 2020, our Chief Executive Officer's salary was reduced by 12.5%, the other named executive officers' salaries were each reduced by 10%, and our independent directors' base annual cash retainers were reduced by 15%.

              Features of Our Compensation Program in 2019

              We strive to create a compensation program that encourages long-term value creation by tying individual compensation to the attainment of our annual performance targets and the long-term performance of our stock

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while acknowledging and fostering the unique qualifications, skills, experience, and responsibilities of each individual. Key features include:

Practices that We Engaged in or Allowed in 2019

✓	Pay for Performance—Total compensation of our named executive officers was substantially weighted toward performance-based pay. Our short-term cash incentive awards, which were fully at-risk, were based on performance against pre-set key financial, operational and strategic execution performance indicators. Further, the majority of our long-term incentive awards granted to our named executive officers in 2019 are tied to three-year absolute and relative total shareholder return and three-year return on capital employed, and are fully at-risk.
✓
External Benchmarking—Our Compensation Committee reviews competitive compensation data based on an appropriate group of exploration and production peer companies prior to making annual compensation decisions.
✓
Mitigation of Undue Risk—We conduct a risk assessment annually to carefully consider the degree to which compensation plans and decisions affect risk-taking. We do not believe that any of the compensation arrangements in place are reasonably likely to have a material adverse impact on the Company.
✓
Robust Stock Ownership—We have adopted robust stock ownership guidelines for our named executive officers and directors that prohibit executive officers and directors from pledging or hedging Company common stock.
✓	Minimum Vesting—Our annual equity awards provided for full vesting to occur over a minimum period of three years, except in limited circumstances involving certain terminations of employment.
✓
Double-Trigger Equity Acceleration upon a Change in Control—Under our Executive Change in Control and Severance Plan (the "Severance Plan"), vesting acceleration of equity incentives following a change in control only occurs if the executive is terminated without cause or resigns for good reason within 12 months following a change in control. As disclosed in the past, the Board amended the Severance Plan during 2017 in a manner that reduced the severance benefits owed to each of the executive categories and better aligned the Severance Plan with the interests of our stockholders.
✓	Independent Compensation Consultant—We have engaged an independent executive compensation advisor who reports directly to the Compensation Committee and provides no other services to the Company.
✓	Focus on Total Compensation—Our Compensation Committee conducts a detailed analysis of total compensation prior to making annual executive compensation decisions.
✓	Consistently Timed Awards—Awards are not timed for recipients to benefit from the release of material, non-public information.
✓
Recoupment Policy—We have adopted a recoupment policy requiring the recoupment of certain incentive compensation paid to officers of the Company when their conduct constitutes "Detrimental Conduct" under the policy, which helps to ensure that officers act in the best interests of the Company, its parents and subsidiaries, and its stakeholders at all times.

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 Practices that We Did Not Engage in or Allow in 2019

No Excise Tax Gross-Ups—Neither our Severance Plan nor our employment agreements provide for excise tax gross-ups.
No Repricing or Backdating—Our long-term incentive program ("LTIP") prohibits the repricing, backdating, or buyouts of stock options or stock appreciation rights.

No Hedging or Derivative Transactions in Company Stock—We prohibit our executives from engaging in any short-term trading, short sales, option trading, or hedging transactions related to our common stock. We also prohibit our executives from purchasing our common stock on margin.

Minimal Perquisites—We offer minimal perquisites to the Company's executives, few of which are not offered to all of the Company's employees. The Company believes executive salary and short-term incentive program ("STIP") payments, as well as LTIP grants, fully compensate our executives.

              Compensation Committee Consideration of 2019 Stockholder Advisory Vote on Our Compensation Program.    Our Compensation Committee is continuously mindful of our stockholders' views on executive compensation. At our 2019 Annual Meeting of Stockholders, approximately seventy-three percent (73%) of the advisory votes cast voted to approve our named executive officer compensation. The Compensation Committee considered the vote to be responsive to certain issues raised by a proxy advisory firm and its "Against" recommendation on the Company's advisory vote. Specifically, the issues raised concerned (i) inducement awards granted to our Chief Executive Officer and Chief Financial Officer and (ii) severance benefits provided to certain former officers of the Company, in all instances during 2018. The Compensation Committee believed, and continues to believe, that the inducement awards and the severance benefits were appropriate and in the interests of the Company and its stockholders. However, the Company did not grant or pay any inducement awards or severance benefits to any of its named executive officers during 2019 and the Compensation Committee believes that the Company has addressed concerns regarding those items such that they are no longer applicable.

              Additionally, during the first quarter of 2020, the Company conducted a broad stockholder outreach regarding the Company's compensation program and practices. The Company's top 25 stockholders, representing almost 80% of the Company's stock ownership, were contacted and invited to participate in teleconferences with representatives of the Company. Senior management of the Company, as well as Mr. Vogel, Chairman of the Compensation Committee, conducted teleconferences with those stockholders who elected to participate. Valuable stockholder feedback was gathered, and it confirmed the Compensation Committee's belief that (i) the inducement awards and severance benefits provided during 2018 were the greatest concerns that stockholders had with respect to the advisory vote on our 2018 compensation program and (ii) stockholders would likely vote favorably with respect to the Company's advisory vote on its 2019 compensation programs if such issues have not recurred. The stockholders also expressed a desire that the Company continue to emphasize a pay-for-performance approach and avoid, for example, excessive use of time-based LTIP awards. In response, the Compensation Committee intends to continue weighting LTIP awards to the named executive officers so that at least 60% of such awards are in the form of performance stock units ("PSUs") and no more than 40% are in the form of time-based restricted stock units ("RSUs").

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              Highlights of Compensation Actions.    The table below summarizes key actions taken in 2019:

Element	Action
Flat Base Salaries	Our Board and Compensation Committee elected not to increase the base salary for most named executive officers in 2019. Further, one of our named executive officers voluntarily elected to reduce his base salary in December 2019 and all named executive officers voluntarily elected to reduce their base salaries in March 2020.
STIP Metrics
As we described in last year's Compensation Discussion and Analysis, the Compensation Committee implemented changes in 2018 to both our STIP and LTIP structure to place greater emphasis on capital efficiency and returns on capital. The Compensation Committee adopted two new key performance indicator ("KPI") metrics: a Wells Returns Ratio and a Production Efficiency Ratio, both of which are described in detail below. These new KPIs remained in the 2019 STIP.
LTIP Awards
The Compensation Committee implemented changes in 2018 to the Company's LTIP structure that continued for 2019 awards. Sixty percent of the awards to the named executive officers (measured by grant date fair value) were in the form of new PSUs. Half of these PSUs vest and payout based on the Company's absolute and relative total shareholder return over a three-year performance period. The other half of the PSUs vest and payout based on the Company's return on capital employed over the same three-year performance period. The remaining forty percent of the LTIP awards to the named executive officers were in the form of time-based RSUs. This structure was used again in 2019.

              2020 Compensation Program.    Our Board and Compensation Committee remain focused on structuring our compensation program to ensure proper alignment of pay with performance. Prior to the recent dramatic disruptions in the capital markets and the unprecedented drop in commodity prices, we had expected our STIP structure, as applied in 2018 and 2019, to be followed again in 2020.

              As an initial step, we announced on March 30, 2020 that, upon the voluntary recommendation of our named executive officers, we have reduced the base salary for each of them.

              Our Compensation Committee is currently assessing how to adjust our 2020 STIP to account for, e.g., the Company's decision to cease all drilling and completion activities in March 2020, the critical need for cost-saving efforts, a desire to protect the Company's balance sheet, and the potential for advantageous strategic steps during the remainder of 2020, among other considerations.

              We also expect to make changes to our LTIP program. The Compensation Committee believes that grant-date values for LTIP awards made in 2020 will be materially less than such values for 2019 awards, due in part to the need to preserve the remaining shares available for grants under our LTIP. The Compensation Committee also plans to make certain changes to the PSU portion of our LTIP program. Anticipated payouts for PSUs awarded to the named executive officers in 2018 and 2019 remain at zero. In order to ensure that our LTIP program retains the desired level of incentive and retentive effect, we plan to adjust the return-on-capital-employed and total-shareholder-return performance levels in the 2020 PSU awards in order to make them more reasonably achievable.

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Compensation Philosophy and Objectives

              At Bonanza Creek, we view our employees as an investment for the future. We invest in our people to grow our business and deliver more value to our stockholders. The objectives of our compensation program are:

  •
  to attract, retain and motivate the most qualified individuals in the oil and gas industry whom we can identify and recruit;

  •
  to provide total compensation that aligns compensation levels with performance and that is flexible enough to respond to changing market conditions; and

  •
  to align the interests of our named executive officers with our stockholders' interests.

              We design our compensation program to reward named executive officers for performance that creates stockholder value, in that incentive compensation is only earned by successfully implementing our long-term strategy or by achieving our short-term goals. Our compensation program, including benefits and perquisites, is reviewed by our Compensation Committee annually.

Executive Compensation Risk Assessment

              The Compensation Committee, in conjunction with advice provided by the Compensation Consultant (defined below), designed our 2019 short-term and long-term compensation programs with features that reduce the likelihood of excessive risk-taking, including an appropriate mix of cash and equity and short-term and long-term incentives, caps on short-term bonus program payouts, an appropriate weighting of fixed and at-risk compensation components, a balance of operating, financial, and strategic execution performance measures, significant stock ownership requirements for officers, extended vesting schedules on equity grants, and prohibitions on engaging in derivative transactions in our common stock. We do not believe that our current or proposed compensation policies and practices encourage excessive or unnecessary risk-taking and have determined that risks arising from our compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

Setting Executive Officer Compensation

              Role of our Board and Compensation Committee.    Our Compensation Committee (i) oversees our compensation programs on behalf of our Board; (ii) is responsible for proposing programs for approval by our Board that attract, retain, and motivate qualified executive-level talent; (iii) monitors our compensation programs and strives to ensure that the total compensation paid to our named executive officers is fair, reasonable, and competitive with total compensation provided to executive officers serving in similar roles and with similar responsibilities in other U.S. publicly traded energy companies; and (iv) makes proposals to our independent directors regarding the compensation of our Chief Executive Officer. The Compensation Committee is also responsible for approving the compensation of our other executive officers, and takes into consideration proposals made by our Chief Executive Officer regarding such compensation. The Compensation Committee has the sole authority to retain, amend the engagement with, and terminate any compensation consultant to be used to assist in the evaluation of director or executive officer compensation. The Compensation Committee has sole authority to approve the compensation consultant's fees and other retention terms and has authority to cause the Company to pay the fees and expenses of the compensation consultant. Following receipt and review of compensation recommendations from our Compensation Committee, the Board, together with the Compensation Committee, approves named executive officer compensation.

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              Role of the Compensation Consultant.    The Compensation Committee has selected Meridian Compensation Partners, LLC to serve as a consultant to the Compensation Committee on compensation-related issues. The Compensation Committee had previously engaged a different compensation consultant and only selected Meridian Compensation Partners, LLC after a fulsome review of several potential consultant candidates. (Meridian Compensation Partners, LLC is referred to herein as the "Compensation Consultant.")

              Our Compensation Committee chose the Compensation Consultant because our Compensation Committee believes the Compensation Consultant has extensive experience in providing executive compensation advice, including specific experience in the oil and gas industry. Our Compensation Committee continues to believe it is beneficial to have an experienced, independent third party assist it in evaluating and setting executive compensation. On an annual basis and when otherwise required, the Compensation Consultant provides our Compensation Committee with an analysis of our executive compensation programs, including total direct compensation comprised of base salary, annual incentives, and long-term incentive compensation, in order to assess the competitiveness of our programs and to provide conclusions and recommendations. Additionally, the Compensation Consultant attends meetings with the Compensation Committee and the Board, reviews Company public disclosures, and serves as a resource for the Chairman of our Compensation Committee on an as-needed basis.

              In making a determination to retain the Compensation Consultant, the Compensation Committee assesses the independence of the Compensation Consultant pursuant to SEC rules and considers, among other things, whether the Compensation Consultant provides any other services to us, the policies of the Compensation Consultant that are designed to prevent any conflicts of interest between the Compensation Consultant, the Compensation Committee, and us, any personal or business relationships between the Compensation Consultant and a member of the Compensation Committee or one of our executive officers, and whether the Compensation Consultant owns any shares of our common stock. Based in part on representations made by the Compensation Consultant, the Compensation Committee has concluded that the Compensation Consultant does not have any conflicts of interest in the representation of our Compensation Committee. While the Compensation Consultant makes recommendations to our Compensation Committee on compensation, our Compensation Committee and Board make and implement compensation decisions and have full discretion to do so independent of the Compensation Consultant's recommendations. The Compensation Committee also has the right to terminate the services of the Compensation Consultant and appoint a new compensation consultant at any time. For fiscal year 2019, our Compensation Committee took into consideration the discussions, guidance, and compensation studies produced by the Compensation Consultant to make compensation decisions.

              Competitive Benchmarking and Peer Group.    Our Compensation Committee considers competitive industry data in making executive pay determinations. The Compensation Committee focuses on a group of peer companies with market capitalization and growth profiles similar to ours, taking into account geographic footprint and employee count and location. The Committee intends to continue, at a minimum on an annual basis, its review and assessment of the peer group and will make changes to the group when it is deemed appropriate.

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              The peer group of companies used by the Compensation Committee during 2019 (the "2019 Peer Group") consisted of the following companies:

Name	Ticker	Revenue ($MM)	Market Capitalization ($MM)	Enterprise Value ($MM)

Chaparral Energy, Inc.	CHAP	236	82	475
Extraction Oil & Gas, Inc.	XOG	907	294	1,906
Callon Petroleum Company	CPE	672	1,886	4,873
SRC Energy, Inc.	SRCI	646	1,003	1,685
Carrizo Oil & Gas, Inc.	CRZO	1,066	—	—
Earthstone Energy, Inc.	ESTE	191	409	603
Battalion Oil Corporation	BATL	227	218	356
SandRidge Energy, Inc.	SD	267	152	205
Eclipse Resources Corporation	ECR	—	—	—
Abraxas Petroleum Corporation	AXAS	149	59	245
HighPoint Resources Corporation	HPR	453	361	1,081
Bonanza Creek Energy, Inc.	BCEI	313	482	460

*
Data source—Bloomberg. Revenue, market capitalization (total value of issued and outstanding shares) and enterprise value (market capitalization plus outstanding debt, minority interests and preferred shares but excluding cash and cash equivalents) as of December 31, 2019. Due to merger and acquisition activity prior to the filing of December 31, 2019 financial statements, accurate data as of December 31, 2019 is unavailable for Carrizo Oil & Gas, Inc. and Eclipse Resources Corporation (now known as Montage Resources Corporation). Battalion Oil Corporation was formerly known as Halcon Resources Corporation.

              The Compensation Consultant compiled compensation data for the 2019 Peer Group from a variety of sources, including proxy statements, other publicly filed documents, and S&P Capital IQ.

              Utilizing data obtained from the Compensation Consultant, we establish compensation standards for our named executive officers using compensation levels at or near the market midpoint, or 50th percentile, as a guideline or starting point, and adjust such benchmarks as appropriate for individual considerations such as experience, performance, tenure, and job responsibilities.

              Importantly, as a result of adjustments, the compensation paid to our named executive officers is generally well below the 50th percentile. The Compensation Committee believes that this approach has resulted in our having a cost of senior management that fell below that of our peer companies.

              Role of CEO and Other Named Executive Officers in Determining Executive Compensation.    The Compensation Committee, after reviewing the information provided by the Compensation Consultant and considering other factors, determines each element of compensation assessed against the Company's rigorous goals. When making determinations about each element of compensation for the other executive officers, the Compensation Committee considers recommendations from our Chief Executive Officer. Additionally, at the Compensation Committee's request, our executive officers may assess the design of, and make recommendations related to, our compensation and benefit programs, including recommendations related to the performance measures used in our incentive programs. The Compensation Committee is under no obligation to use these recommendations and is conscious of the need for the evaluation and incorporation of an effective independent and stockholder-focused compensation review process.

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Elements of Our 2019 Compensation and Why We Pay Each Element

              Our Compensation Committee, assisted by the Compensation Consultant and executive management, continues to develop compensation programs that provide our named executive officers with an overall compensation package tailored to our Company, subject to ratification or approval by our Board. With respect to our named executive officers in 2019, our Compensation Committee designed these programs to consist of five elements: base salary, annual performance-based cash incentive compensation (STIP), long-term equity-based compensation (LTIP), severance and change-in-control benefits, and other employee benefits and perquisites as set forth below.

Compensation Element	Description	Purpose
Base Salary	Fixed pay for performing day-to-day responsibilities; reflects individual experience, education, tenure in role, performance, internal pay equity and market compensation based on our peer group	Attract and retain qualified employees; and recognize skills, competencies, experience and individual contributions
STIP	Annual cash incentive opportunity payable depending upon annual performance in key metrics	Motivate management to achieve key short-term goals; attract and retain executive talent; and align executives' interests with stockholders' interests
LTIP	Equity-based long-term compensation opportunity that encourages executive retention with vesting of awards over multiple years	Drive stockholder value creation; align management interests with stockholders; encourage retention; reward the achievement of our long-term goals, and conserve cash resources
Severance and Change in Control	Lump sum cash payments of salary and bonus multiples, accelerated equity vesting, and continuation of COBRA benefits following certain termination events
Eliminate or reduce the reluctance of executives to pursue potential corporate transactions that could benefit the Company, but result in adverse consequences to the executive's employment; and clarify termination benefits
Other Compensation: Benefits and Perquisites	401(k) match; parking; medical, dental, life and disability insurance	Attract and retain highly qualified employees and support the overall health and well-being of all employees

              Pay-for-Performance.    Our pay-for-performance philosophy is demonstrated in the mix of compensation that we provide to our named executive officers. A significant portion of our named executive officers' compensation in 2019 was in the form of annual cash incentives and long-term equity-based incentives under the LTIP. Both forms of incentive were designed to steer the officers' conduct and decision-making toward returns and capital efficiency that would benefit our stockholders. In addition, compensation that is paid in the form of time-based RSUs instead of cash is at-risk because its value varies with changes in the stock price and because it is forfeitable if the executive voluntarily terminates employment (without Good Reason) prior to vesting. With a considerable percentage of their compensation paid in equity during 2019, our named executive officers have a significant stake in the long-term success of the Company along with all other stockholders.

              The following chart illustrates the mix of pay for our named executive officers in 2019. The indicated percentages are based on each named executive officer's 2019 base salary and target amounts of compensation with respect to STIP and LTIP awards. Additionally, as the chart below further illustrates, approximately 75% of total target compensation for our named executive officers is attributable to the performance-based STIP and LTIP, and thus is variable and tied to performance of the Company (i.e., "at-risk").

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NEO Mix of Pay

              The variable, at-risk nature of these components of the target compensation is apparent when considering that, based on the results of the first two years of their three-year performance period, the projected payout under the PSUs granted to the named executive officers in 2018 is currently 0%; and, based on the results of the first year of their three-year performance period, the projected payout under the PSUs granted to the named executive officers in 2019 is also currently 0%.

              Impact of Company Performance on Chief Executive Officer Realizable Pay.    In reviewing our named executive officers' compensation included in the Summary Compensation Table, it is important to note that realized and realizable pay is often substantially different from the compensation that is reported in the Summary Compensation Table. The primary reason for the differences between reported pay in the Summary Compensation Table and realized pay and realizable pay is the method and timing used to value long-term equity awards. SEC rules require companies to report the grant date fair value of all equity awards in the Summary Compensation Table for the year in which they were granted. However, a substantial portion of our named executive officers' total compensation is in the form of long-term equity-based awards, which vest over a three-year period, precluding its immediate realization at the grant date and correlating its realizable value to our future stock performance.

              Our CEO's realizable compensation varies significantly due to the substantial percentage of his total compensation that is attributable to the variable, at-risk performance-based STIP and LTIP. The following charts demonstrate how the Company's performance (i.e., shareholder return and return on capital employed) significantly impact our CEO's realizable compensation.

Tartget Compensation vs. Realizable Compensation
(In thousands)

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              Target compensation represents the sum of base salary, target annual STIP bonus, and the grant date fair value of LTIP awards. Realizable compensation is calculated as the sum of base salary, actual annual bonus paid under the STIP, and the intrinsic value of the LTIP awards established on the closing price of our common stock on December 31, 2019 of $23.34 per share. The intrinsic value of the LTIP awards is calculated as follows:

  •
  RSUs (representing 40% of total LTIP award granted)—the closing price per share of our common stock on the NYSE on December 31, 2019 multiplied by the number of RSUs granted in 2019; and

  •
  PSUs (representing 60% of total LTIP award granted)—presently valued at zero dollars because both the Company's absolute total shareholder return and return on capital employed have not yet met the respective threshold performance-vesting requirements needed for positive payout values.

Target Compensation vs. Realizable Compensation
by Component
(In thousands)

              The strong correlation between Company performance and our CEO's realizable pay is directly attributable to the mix of pay and overall design of the compensation program for our named executive officers, which are discussed above.

2019 and Selected 2020 Compensation Actions

              Base Salary.    Base salary is intended to provide a guaranteed amount of compensation that recognizes the level of responsibility and authority of each individual named executive officer and compensates for the individual named executive officer's day-to-day contributions to the Company's success. In response to tight expense controls and efforts to preserve stakeholder value while retaining key employees, our Board and Compensation Committee have generally kept the base salaries for our named executive officers flat, both before and since the Company's restructuring. The exceptions to this approach have historically been in conjunction with promotions or where the Compensation Committee concluded that an officer's salary is significantly below market. In 2020, however, in response to both the unprecedented drop in commodity prices and the recommendation from our named

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executive officers, our Board and Compensation Committee determined to reduce the base salaries of our named executive officers. Base salaries for our named executive officers in 2018, 2019, and 2020 are as follows:

Name	2018 Base Salary ($)	2019 Base Salary ($)	2020 Base Salary ($)(1)	Change 2018-2020 (%)
Eric Greager	500,000	500,000	437,500	(12.5)
Brant DeMuth	315,000	315,000	283,500	(10)
Cyrus "Skip" Marter	350,000	350,000(2)	283,500	(19)
Dean Tinsley	310,000	310,000	279,000	(10)
Sandi Garbiso	235,000(3)	280,000(4)	252,000	7.2

(1)
Effective April 2, 2020, at the recommendation of the named executive officers, the base salaries of the named executive officers were reduced as follows: Mr. Greager from $500,000 to $437,500; Mr. DeMuth from $315,000 to $283,500; Mr. Marter from $315,000 to $283,500; Mr. Tinsley from $310,000 to $279,000; and Ms. Garbiso from $280,000 to $252,000.

(2)
Effective December 18, 2019, at Mr. Marter's recommendation, his base salary was reduced from $350,000 to $315,000. The change was made in recognition of contemporaneous organizational adjustments, which reduced the number of departments reporting to Mr. Marter, and the importance of reducing G&A at the Company when appropriate.

(3)
Ms. Garbiso received a market adjustment mid-year 2018; 2018 starting base salary was $225,000.

(4)
Ms. Garbiso received a market adjustment mid-year 2019; 2019 starting base salary was $235,000.

              Annual Cash Incentive Awards.    All of our employees, including our named executive officers, are eligible to receive annual cash incentive awards tied to both the Company's performance and the underlying individual's performance.

              We believe the annual cash incentive awards help us to:

  •
  attract and retain executive talent;

  •
  motivate management to achieve key short-term corporate goals; and

  •
  align executives' interests with stockholders' interests.

              2019 STIP.    Our STIP, providing for the award of annual cash incentive bonuses to certain of our employees, including our named executive officers, is to reward employees for their performance in helping the Company achieve its short-term goals. The STIP provides that the aggregate payout of awards, as well as individual awards for our named executive officers, must be approved by the Compensation Committee prior to the payment. The Compensation Committee has the authority to adjust STIP awards in its discretion. In 2019, 100% of Mr. Greager's annual cash incentive was to be determined by the Company's achievement of the Company-wide key performance indicators ("KPIs"). With respect to the other named executive officers, 80% of the annual cash incentive was to be determined by the Company's achievement of the Company-wide KPIs and the remaining 20% was to be determined by individual performance.

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              For the 2019 STIP, the named executive officers' KPIs were consistent with the Company's 2019 operating plan and included the following metrics as they relate to the Company's core assets in the Rocky Mountain region as well as its corporate-level performance:

2019 Company KPI	Definition	Why We Use It
Production	The amount of oil and gas produced per day, measured in Boe	Rewards efforts used to align the Company's critical operation, producing oil and gas, with the operating plan and growth strategy
Expense Control (G&A + LOE)	General and administrative expense and production costs of maintaining and operating property and equipment on a producing oil and gas lease	Encourages Company-wide focus on control of the cost structure to improve profitability
EH&S	The Company's performance compared to that of its peer group with respect to environmental, health and safety ("EH&S")	Encourages responsible EH&S practices while the Company pursues its critical oil and gas producing operations
Well Returns Ratio	The ratio of capital-weighted average annual performance and the corresponding budget IRR	Encourages Company-wide focus on improving the returns of the wells drilled during the performance period
Production Efficiency Ratio	The ratio of capital spent on all wells that commenced production during 2019 and the corresponding production from the same set of wells, measured over the calendar year	Encourages Company-wide focus on capital efficiency in drilling wells

              Pursuant to the 2019 STIP, target payouts were set at a range of 50% (for Vice Presidents, which was increased to 75% mid-year for Ms. Garbiso) to 100% (for the Chief Executive Officer) of base salary for our named executive officers. Ms. Garbiso's target payout was prorated to reflect her salary increase and her STIP target percentage increase during 2019. The actual KPI payouts were subject to a range based on the following categories: threshold (50% of target), meet guidance (75% of target), target performance (100% of target), superior performance (150% of target), and exceptional performance (200% of target), with performance between such ranges interpolated on a linear basis. Exceptional performance is a "stretch" goal that, while achievable, removes all of the risk from our operating expectations and requires operational performance consistently at the high end of the range for each project. To prevent undue risk-taking, the maximum payout under the STIP in 2019 for named executive officers was capped at two times each such officer's target payout—i.e., 100% of base salary for our Vice Presidents, 150% of base salary for our Senior and Executive Vice Presidents, and 200% of the base salary for our Chief Executive Officer.

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              The following table summarizes the Company's 2019 performance in the areas considered by our Compensation Committee as they applied to our named executive officers.

2019 Company KPI	Weight(1)	2019 Company Performance	Threshold (50%)	Meet Guidance	Target (100%)	Maximum (200%)	% of Target Bonus Achieved
Production	15%	23.46 MBoe/d	21.06 MBoe/d	21.62 MBoe/d	22.18 MBoe/d	23.28 MBoe/d	200%
Expense Control	25%	$69.3 million	$81.5 million	$77.8 million	$74.1 million	$66.7 million	165%
EH&S	10%	Target	Discretion of EHS&RC and Reserves Committee(2)	Discretion of EHS&RC and Reserves Committee	Discretion of EHS&RC and Reserves Committee	Discretion of EHS&RC and Reserves Committee	100%
Well Returns Ratio	15%	0.98	0.8	0.9	1.0	1.2	95%
KPI SUBTOTAL	80%

(1)
With respect to the Chief Executive Officer, who had no Individual Performance KPI, his weightings for the Company-wide KPIs were as follows: (i) Production—20%, (ii) Expense Control—30%, (iii) EH&S—10%, (iv) Well Returns Ratio—20%, and (v) Production Efficiency Ratio—20%.

(2)
The EH&S KPI is determined with the assistance of the EHS&RC and Reserves Committee of the Board of Directors based on a comprehensive review of the Company's performance as compared to (a) the Company's prior year performance and (b) the performance of the Company's peer group, with respect to environmental, health, and safety. The review includes, inter alia, reportable incidents and other EH&S infractions, personal injuries, the effectiveness of the Company's air emission compliance, and severity indexes.

              Following the end of 2019, our Compensation Committee reviewed our performance for 2019 with members of management and our full Board to determine the cash incentive award amounts to be awarded to our named executive officers pursuant to the 2019 STIP KPIs. As shown in the table above, actual results with respect to the Company-wide performance metrics for 2019 were on average above our targeted performance goals.

              The weighted average performance for purposes of the Chief Executive Officer was 135.7%. With respect to all other employees, the 2019 STIP provided that the maximum payout under the Individual Performance KPI would equal the weighted average performance under the five Company-wide KPIs. For 2019, that weighted average performance was 135.5%.

              Thus, under the terms of the 2019 STIP, the Chief Executive Officer was entitled to a bonus equal to 135.7% of his STIP target. On that basis, Mr. Greager was awarded a bonus equal to $678,500.

              The Compensation Committee reviewed with the Chief Executive Officer the performance of each of the other officers during 2019, which was then used to determine that portion of each officer's bonus that is tied to individual performance.

              The final actual bonus amounts, determined by the Compensation Committee in February 2020, for our named executive officers are shown below.

Name	2019 STIP Earned ($)
Eric Greager	678,500
Cyrus "Skip" Marter	346,123
Brant DeMuth	312,710
Dean Tinsley	307,746
Sandi Garbiso	242,020

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              Long-Term Equity-Based Incentives.    The Compensation Committee has determined that LTIP awards to our named executive officers will consist of 60% PSUs and 40% RSUs using grant date fair value for the allocation. Based on the Compensation Consultant's market assessment and views expressed by stockholders and equity analysts, the Compensation Committee has also determined that the PSUs will be based on (i) a combination of absolute and relative total shareholder return and (ii) the Company's return on capital employed, in both cases over a three-year performance period. In addition, the Compensation Committee reviewed the Compensation Consultant's market analysis to assist in determining the appropriate amount of equity to grant to each named executive officer based on market data, while also taking into consideration the Company's performance as well as individual performance and retention objectives.

              The following table describes the performance metrics used to determine PSU payouts and why we use these metrics.

Performance Metric	Description	Purpose
Relative and Absolute Total Shareholder Return (TSR)	The Company's relative total shareholder return (TSR) as compared to the TSR of the Company's peer group companies, and the Company's absolute TSR, over a three-year period	Most directly aligns the interests of named executive officers and the interests of the Company's stockholders
Return on Capital Employed (ROCE)	Profitability ratio measuring how efficiently capital is being used (recurring EBITDAX less DD&A, divided by employed capital); determined on an average annual basis over a three-year period	Motivates named executive officers to make efficient capital decisions and to maximize returns; aligns named executive officers' interests with stockholders' interests

              In 2019, each of our named executive officers received an award of PSUs and RSUs. The amount and type of equity granted to our named executive officers in 2019 were as follows:

Name	PSUs (#)	RSUs (#)	Total Long-Term Equity Grant Value ($)(1)
Eric Greager	39,580	26,353	1,476,860
Brant DeMuth	18,470	12,298	689,185
Cyrus "Skip" Marter	18,470	12,298	689,185
Dean Tinsley	15,832	10,541	590,740
Sandi Garbiso	10,027	6,676	374,138

(1)
Reflects the aggregate grant date fair value of RSU and PSU awards granted in 2019, computed in accordance with ASC Topic 718.

              Further Details of PSU and RSU Awards.    The 2019 PSU awards vest on a cliff-basis at the end of their three-year performance period, provided the award recipient remains continuously employed through the performance period. That period concludes at the end of fiscal year 2021. The details associated with vesting and payout scenarios for the PSUs are contained in footnote 4 of the "Grants of Plan-Based Awards" table below.

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              For purposes of calculating the Company's relative total shareholder return for the PSUs, the Company references the total shareholder returns of the following peer group companies, which make up the 2019 Peer Group described in "Setting Executive Officer Compensation—Competitive Benchmarking and Peer Group" above:

Peer Group Company
Chaparral Energy, Inc.
Extraction Oil & Gas, Inc.
Callon Petroleum Company
SRC Energy Inc.
Carrizo Oil & Gas, Inc.
Earthstone Energy, Inc.
Battalion Oil Corporation
SandRidge Energy, Inc.
Eclipse Resources Corporation
Abraxas Petroleum Corporation
HighPoint Resources Corporation

              Notably, the PSUs granted to the Company's named executive officers in 2019 are presently "valued" at zero dollars, because both the Company's absolute total shareholder return and return on capital employed have not yet met the respective threshold performance requirements needed for positive payout values.

              However, as the chart below illustrates, the Company's total shareholder return during the 2019 performance period ranked second relative to the total shareholder returns of its eleven peer companies.* We believe relative TSR is an appropriate long-term performance metric, because it generally reflects all key elements of a company's performance, and provides appropriate alignment of the interests of named executive officers and the interests of a company's stockholders.

*
Notes: Carrizo (CRZO) was acquired by Callon (CPE) and closed on December 20, 2019. Therefore, market cap and enterprise value are not available as of December 31, 2019; total shareholder return is from December 31, 2018 through December 20, 2019. Halcon (HK) filed for and emerged from bankruptcy during 2019, and announced a name and ticker change to Battalion Oil (BATL) on January 27, 2020. BATL began trading February 20, 2020. Montage (MR) was formed by combination of Eclipse Resources (ECR) and Blue Ridge Mountain Resources. This merger closed February 28, 2019 before ECR filed its 10-K; therefore, accurate data for 2019 is not available.

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              The 2019 RSU awards vest annually over a three-year period, provided the award recipient remains continuously employed through the applicable vesting dates. Each RSU represents a contingent right to receive one share of the Company's common stock, which will vest in three equal installments. Subject to continued employment, the first one-third tranche will vest in May 2020, the second one-third tranche will vest in May 2021, and the final one-third tranche will vest in May 2022.

              The vesting of the PSU and RSU awards will accelerate in full if such named executive officer's employment is terminated without cause or due to a resignation for good reason, in each case, in connection with a change in control, in accordance with the accelerated vesting provisions contained in the award agreements and the Company's Severance Plan. A prorated number of PSUs are vested in certain termination events outside of a change in control. These accelerated vesting provisions are described in greater detail below in the section entitled "Severance Plan." While a named executive officer holds unvested PSUs or RSUs, he or she is not entitled to vote and receive dividends, if any, with respect to such unvested units.

              Employment Agreements.    Each of our currently-employed named executive officers is party to an employment agreement (each, an "Employment Agreement" and collectively, the "Employment Agreements") with the Company. The Company entered into its current Employment Agreement with (i) Mr. Greager in April 2018; (ii) Mr. DeMuth in November 2018; (iii) Mr. Marter in October 2016; (iv) Mr. Tinsley in November 2017; and (v) Ms. Garbiso in November 2017.

              The Employment Agreements do not obligate the Company to continue to employ the officer or to guarantee any particular compensation components other than defined severance benefits. The Employment Agreements entitle these executives to participate in the Severance Plan (described below), which provides for (i) a double-trigger equity acceleration and a double-trigger cash severance termination payment, which is further described below, provided the executive experiences a qualifying termination within twelve months following a change in control of the Company (as defined in the Severance Plan) and (ii) similar, but lower, equity acceleration and termination payments if the executive experiences a qualifying termination outside the context of a change in control. While they are employed by the Company, the Employment Agreements generally prohibit the executives from being involved in oil and gas exploration and development activities and other activities that directly compete with the Company's business. For a defined period of time after employment with the Company has ended, the Employment Agreements also generally prohibit the executives from participating in any business engaged in oil and gas exploration and development activities within a 25-mile radius of any mineral property interest of the Company or its affiliates (with exceptions in both cases for preexisting business activities and certain permitted investments), from soliciting employees of the Company, and from using or disclosing the Company's proprietary information.

              Severance Plan.    Under the Severance Plan, a named executive officer receives certain severance benefits upon his or her qualifying resignation or qualifying termination within twelve months following a change in control if such termination is initiated by the Company for any reason other than for Cause (as defined in the Severance Plan), or by the officer for Good Reason (as defined in the Severance Plan). Assuming the executive executes and does not revoke a general release of claims against the Company within 60 days following a qualifying termination in conjunction with a change in control and, in the case of an executive who is also a director, simultaneously

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tenders their resignation from the Board, the officer is entitled to the following benefits, based on his or her job title:

Element	Payment
Base Salary	A lump sum cash payment equal to a multiple of the executive's base salary as of the date of termination, with the multiple as follows:
	Title	Cash Payment Multiple
	President and Chief Executive Officer	2x
	Executive Vice President	2x
	Senior Vice President	2x
	Vice President	1x
Bonus
A lump sum cash payment equal to a multiple of the greater of (i) the average of the annual bonuses received by the executive pursuant to the Company's STIP in the two calendar years prior to termination and (ii) such executive's current target bonus amount, with the multiple as follows:
	Title	Cash Payment Multiple
	President and Chief Executive Officer	2x
	Executive Vice President	1x
	Senior Vice President	1x
	Vice President	0.5x
Vesting of Equity Awards
Immediate vesting of all outstanding equity awards that were granted in April 2017 (which ceased to have applicability after April 2020); immediate vesting of all outstanding equity awards held by our President and Chief Executive Officer, assuming all applicable performance-based vesting conditions are achieved at target performance; all other accelerated vesting to be determined based on the terms of the applicable equity award agreement
Benefits
Continuation of benefits under COBRA and Company reimbursement of the portion of premiums previously paid by the Company for a period of 24 months for our President and Chief Executive Officer, 18 months for Executive Vice Presidents and Senior Vice Presidents, and 12 months for our Vice Presidents

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              Subject to the same release and resignation requirements, the Severance Plan provides similar, but lower, benefits outside the context of a change in control in the event the executive experiences a termination of employment by the Company without Cause or a resignation for Good Reason, as shown below:

Element	Payment
Base Salary	Cash payments equal in aggregate to a multiple of the executive's base salary as of the date of termination, with the multiple as follows, and payable in equal installments in accordance with our normal payroll process over a 12-month period (or a 24-month period, in the case of Mr. Greager's termination by the Company without Cause):
	Title	Cash Payment Multiple
	President and Chief Executive Officer (without Cause)	2x
	President and Chief Executive Officer (for Good Reason)	1x
	Executive Vice President	1x
	Senior Vice President	1x
	Vice President	1x
Bonus
Cash payments equal in aggregate to a multiple of the greater of (i) the average of the annual bonuses received by the executive pursuant to the Company's STIP in the two calendar years prior to termination and (ii) such executive's current target bonus amount, with the multiple as follows, and payable in equal installments in accordance with our normal payroll process over a 12-month period (or a 24-month period, in the case of Mr. Greager's termination by the Company without Cause):
	Title	Cash Payment Multiple
	President and Chief Executive Officer (without Cause)	2x
	President and Chief Executive Officer (for Good Reason)	1x
	Executive Vice President	0.5x
	Senior Vice President	0.5x
	Vice President	0.5x
Vesting of Equity Awards
Immediate vesting of all outstanding equity awards that were granted in April 2017 (which ceased to have applicability after April 2020) (the "Emergence Grant Acceleration"); immediate pro-rata vesting of all outstanding performance-based equity awards held by our President and Chief Executive Officer, assuming all applicable performance-based vesting conditions are achieved at target performance; all other accelerated vesting to be determined based on the terms of the applicable equity award agreement
Benefits
Continuation of benefits under COBRA and Company reimbursement of the portion of premiums previously paid by the Company for a period of 24 months for our President and Chief Executive Officer in the event he is terminated by the Company without Cause, 12 months for our President and Chief Executive Officer in the event he resigns for Good Reason, and 12 months for our Executive Vice Presidents, Senior Vice Presidents, and Vice Presidents, in the event they are terminated by the Company without Cause or they resign for Good Reason

BONANZA CREEK ENERGY, INC. 2020 Proxy Statement        33

              Cash severance payments received by our named executive officers under the Severance Plan in connection with their termination by the Company without Cause or their resignation without Good Reason, in each case, other than in connection with a change in control, will be reduced on a dollar-for-dollar basis (but not below $0) by the value of the Emergence Grant Acceleration (the "Severance Offset").

              In addition, under the Severance Plan, upon termination due to death or permanent disability, our named executive officers would also be entitled to the Emergence Grant Acceleration, if applicable, but not be subject to the Severance Offset.

              Other Employee Benefits.    We expect that the named executive officers will continue to be eligible for the same health, welfare, and other employee benefits available to our employees generally, including medical and dental insurance, short and long-term disability benefits, parking, and a 401(k) plan that includes Company matching of an employee's contributions of up to 6% of such employee's cash earnings. We believe that offering a comprehensive employee benefits package helps us attract and retain executive talent and remain competitive in our industry.

Executive Officer Stock Ownership Guidelines

              We have established stock ownership guidelines for executive officers with the goal of promoting ownership of our common stock and aligning the interests of our executive officers with those of our stockholders. The ownership guidelines for our named executive officers are currently established at the following minimum levels:

Position	Multiple
President and Chief Executive Officer	6x base salary
Executive Vice President	3x base salary
Senior Vice President	2x base salary
Vice President	2x base salary

              Executive officers have five years from the latter of (i) the date of their appointment as an executive officer and (ii) April 28, 2017, to achieve their targeted ownership level. Upon reaching the required ownership level based on the then-current closing price of our common stock, executive officers are not required to accumulate any shares in excess of shares held as of the determination date, regardless of changes in the price of our common stock.

              The Compensation Committee monitors stock ownership levels on an annual basis. If an executive is promoted to a position with a higher salary multiple, such executive will have two years from the date of the change in position to reach the higher expected stock ownership level, but still must meet the prior expected ownership level within the original five-year period. Executives who do not satisfy the ownership requirements within the time required must hold one-hundred percent (100%) of the net shares acquired through the LTIP until the ownership levels are satisfied. Unvested shares that vest based upon performance criteria (as opposed to simple time-based vesting) do not count towards satisfaction of the guidelines.

BONANZA CREEK ENERGY, INC. 2020 Proxy Statement        34

Tax Considerations

              Our Compensation Committee considers tax and accounting rules and regulations when structuring the executive compensation paid to our named executive officers, including the following:

              Section 162(m) of the Code.    Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), limits the tax deductibility of compensation paid by any publicly held corporation to certain executives of such corporation (generally the named executive officers) to $1,000,000 per employee in any taxable year.

              The Tax Cuts and Jobs Act of 2017 was signed into law on December 22, 2017. The new law expands the definition of what types of compensation are subject to the $1,000,000 limitation under Section 162(m) to include compensation that was previously deductible as "performance-based compensation" and to also now include the CFO as a covered employee. In addition, the new rule expands the definition of a "covered employee" to include any individuals who have previously been a covered employee for any years after December 31, 2016. Notwithstanding the fact that compensation to our named executive officers may fail to be deductible to us by virtue of Section 162(m), we reserve the right to use our judgment to authorize such compensation payments when we believe such payments are appropriate and in the best interests of our stockholders.

              Tax Gross-Ups.    Our arrangements with our executive officers do not provide a "gross-up" or other reimbursement payment for any tax liability that such officer might owe as a result of the application of Section 409A of the Code or with respect to Sections 280G and 4999 of the Code (which may provide for, among other things, an excise tax on certain golden parachute payments received by the executives upon a change in control of the Company), and we have not agreed and are not otherwise obligated to provide any named executive officers with such a "gross-up" or other reimbursement. Our arrangements generally provide that if any payments upon a change in control constitute "parachute payments" (as defined under Section 280G of the Code), then such payments may be either paid in full or reduced so that such payments are less than the limitation under Section 280G, whichever produces the better after-tax result for the executive officer.

Indemnification

              Our certificate of incorporation and bylaws provide indemnification rights to our directors and officers and permit us to purchase insurance on behalf of any officer, director, employee or other agent for any liability arising out of that person's actions as our officer, director, employee or agent, regardless of whether Delaware law would mandate indemnification. Additionally, we have entered into separate indemnity agreements with our directors and officers to provide additional indemnification benefits, including the right to receive, in advance, reimbursements for expenses incurred in connection with a defense for which the director or officer is entitled to indemnification. We believe that the limitation of liability provisions in our certificate of incorporation, bylaws, and the indemnity agreements will facilitate our ability to continue to attract and retain qualified individuals to serve as directors and officers.

CEO Pay Ratio

              As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act"), and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the total compensation of our employees and the annual total compensation of Eric Greager, our President and Chief Executive Officer (our "CEO").

BONANZA CREEK ENERGY, INC. 2020 Proxy Statement        35

              For 2019, our last completed fiscal year:

  •
  In accordance with SEC rules, we re-identified the median employee as of December 20, 2019. The median of the annual total compensation of all employees of our company (other than our CEO) was $133,496.

  •
  The annual total compensation of our CEO was $2,673,528.

              Based on this information for 2019, the ratio of the annual total compensation of our CEO to the annual total compensation of our median employee was 20:1. Our pay ratio has been calculated in a manner consistent with Item 402(u) of Regulation S-K.

              Per SEC guidelines, the median employee is only required to be determined once every three years provided that there have been no changes to the employee population or compensation arrangements that cause the Company to reasonably believe there will be a significant change in the pay ratio disclosure. However, during 2019, the Company reduced its number of employees from 147 employees to 124 employees, modified the target bonus amounts for certain field employees that now have a target tied to 15% of their base salaries, and removed certain field employees from eligibility under the Company's long term incentive plan. Accordingly, we concluded that it was no longer appropriate to use the originally identified median employee. As permitted under SEC rules, we re-identified our median employee by examining the total cash compensation paid to all of our employees in 2019, excluding our CEO, who were employed by us on December 20, 2019, the last day of our payroll year. Our employee population consisted of 124 employees, other than the CEO, with all individuals located in the United States. This population consisted of our full-time and part-time employees. In making this determination, we annualized the compensation of all permanent employees who were hired in 2019, but did not work for the entire twelve-month period. As reflected in our payroll records, for purposes of determining the total cash compensation paid, we included the (i) annualized base salary (or, in the case of hourly workers, annualized wages including overtime pay) and (ii) amount of any cash incentives, including cash incentives earned in 2019, but not paid to the employee until 2020.

              After re-identifying our median employee based on annual total cash compensation, we calculated annual total cash compensation for such employee using the same methodology we use for our named executive officers, as set forth in the Summary Compensation Table later in this proxy statement.

              As illustrated in the table below, our 2019 CEO to median employee pay ratio is 20:1.

	CEO to Median Employee
	Pay Ratio
	CEO ($)		Median Employee ($)
Annual Salary	500,000		109,792
Bonus	0		0
Stock Awards	1,476,860		0
Non-Equity Incentive Plan Compensation	678,500	(1)	16,595	(1)
All Other Compensation	18,168	(2)	7,109	(3)

Total:	2,673,528		133,496
CEO Pay to Median Employee Pay Ratio:	20:1

(1)
Amounts represent the bonuses earned under the Company's STIP in 2019 but were not paid until 2020.

(2)
Includes (i) Company match to 401(k), (ii) excess life insurance premiums, and (iii) excess AD&D premiums.

(3)
Includes Company match to 401(k).

BONANZA CREEK ENERGY, INC. 2020 Proxy Statement        36

Summary Compensation Table

              The following table contains information concerning the annual compensation for services provided to us by our named executive officers during the fiscal years ended December 31, 2019, 2018, and 2017.

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards ($)(1)		Option Awards(1)	Non-Equity Incentive Plan Compensation ($)(2)		All Other Compensation ($)(3)	Total ($)
Eric T. Greager	2019	500,000		—	1,476,860		—	678,500		18,168	2,673,528
President and Chief	2018	342,308		—	5,054,780	(4)	—	435,617		15,283	5,847,988
Executive Officer
Brant H. DeMuth	2019	315,000		—	689,185		—	312,710		18,768	1,335,663
Executive Vice President	2018	27,865		100,000	649,991	(5)	—	0	(6)	408	778,264
and Chief Financial Officer
Cyrus "Skip" Marter	2019	350,000	(7)	—	689,185		—	346,123		18,168	1,403,476
Executive Vice President,	2018	350,000		—	677,979		—	315,000		18,692	1,361,671
General Counsel and Secretary	2017	350,000		—	837,697		424,699	299,250		18,392	1,930,038
Dean Tinsley	2019	310,000		—	590,740		—	307,746		18,168	1,226,654
Senior Vice President,	2018	310,000		—	581,145		—	279,000		18,070	1,188,215
Operations	2017	280,386		—	261,445		132,549	224,277		17,770	916,427
Sandra K. Garbiso	2019	257,500	(8)	—	374,138		—	242,020		18,919	892,577
Vice President and Chief	2018	230,769		112,500	290,587		—	174,932		15,063	823,851
Accounting Officer

(1)
Reflects the aggregate grant date fair value of RSU and PSU awards granted in 2019, computed in accordance with ASC Topic 718. It does not reflect the actual value that may be realized by the named executive officer. The discussion of the assumptions used in calculating the aggregate grant date fair value of the RSU awards for purposes of the Company's financial statements can be found in the section titled "Management's Discussion and Analysis of Financial Condition and Results of Operations" and Note 9 to the financial statements, in each case, as set forth in the Company's Form 10-K filed with the SEC on February 28, 2020. Aggregate grant date fair value of the PSU awards granted in 2019 to each named executive officer, assuming maximum performance achievement, are as follows: $1,753,712 for Mr. Greager, $818,368 for Mr. DeMuth, $818,368 for Mr. Marter, $701,484 for Mr. Tinsley, and $444,278 for Ms. Garbiso. There were no stock options granted in 2019.

(2)
Amounts in this column represent the bonuses earned under the Company's STIP in each of 2017, 2018, and 2019 but were not paid until 2018, 2019, and 2020, respectively.

(3)
All Other Compensation for 2019 included the following:

Named Executive Officer	Reserved Parking ($)(A)	Life Insurance Premiums ($)	AD&D Premiums ($)	401(k) Employer Match ($)	Total ($)
Eric Greager	0	1,224	144	16,800	18,168
Brant DeMuth	600	1,224	144	16,800	18,768
Skip Marter	0	1,224	144	16,800	18,168
Dean Tinsley	0	1,224	144	16,800	18,168
Sandra Garbiso	840	1,144	135	16,800	18,919

(A)
Parking is available to all employees. The amount listed includes excess costs for executive reserved parking.
(4)
Includes an employment inducement award of RSUs that Mr. Greager received upon the commencement of his employment with the Company, with a grant date value equal to $3,999,989, to compensate him for forfeited equity compensation from his former employer.

BONANZA CREEK ENERGY, INC. 2020 Proxy Statement        37

(5)
Includes an employment inducement award of RSUs that Mr. DeMuth received upon the commencement of his employment with the Company, with a grant date value equal to $649,991, to compensate him for forfeited equity compensation from his former employer.

(6)
Mr. DeMuth joined the Company in November 2018 and was not eligible under the 2018 STIP.

(7)
Reflects the amount earned by Mr. Marter in 2019. In December 2019, the Compensation Committee of the Board, upon the recommendation of Mr. Marter, determined to make certain revisions to his compensation. Effective December 18, 2019, Mr. Marter's annual base salary was decreased from $350,000 to $315,000. The change was made in recognition of recent organizational adjustments, which reduced the number of departments reporting to Mr. Marter, and the importance of reducing General and Administrative ("G&A") expense at the Company when appropriate. The base salary adjustment to Mr. Marter's earnings was made in the first payroll run in January 2020.

(8)
Reflects the amount earned by Ms. Garbiso in 2019. In June 2019, the Compensation Committee of the Board, upon the recommendation of the Company's President and Chief Executive Officer, determined to make certain revisions to the compensation of Ms. Garbiso. On June 20, 2019, Ms. Garbiso entered into a letter agreement with the Company regarding her compensation changes which increased her annual base salary from $235,000 to $280,000, effective June 17, 2019.

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Grants of Plan-Based Awards

              The following table sets forth information concerning each grant of an award made in 2019 to our named executive officers.

								All Other Stock Awards; Number of Shares of Stock or Units (#)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards(4)					Grant Date Fair Value of Stock Awards ($)(5)
Name	Grant Date	Threshold ($)(1)	Target ($)(2)	Maximum ($)(3)	Threshold (#)	Target (#)	Maximum (#)
Eric Greager
STIP		250,000	500,000	1,000,000	—	—	—	—		—
RSUs	05/08/19	—	—	—	—	—	—	26,353	(6)	600,005
PSUs—TSR	05/08/19	—	—	—	4,948	19,790	39,580	—		426,277
PSUs—ROCE	05/08/19	—	—	—	9,895	19,790	39,580	—		450,579
Brant DeMuth
STIP		118,125	236,250	472,500	—	—	—	—		—
RSUs	05/08/19	—	—	—	—	—	—	12,298	(6)	280,001
PSUs—TSR	05/08/19	—	—	—	2,309	9,235	18,470	—		198,922
PSUs—ROCE	05/08/19	—	—	—	4,618	9,235	18,470	—		210,262
Skip Marter		130,747	261,493	522,986
STIP								—		—
RSUs	05/08/19	—	—	—	—	—	—	12,298	(6)	280,001
PSUs—TSR	05/08/19	—	—	—	2,309	9,235	18,470	—		198,922
PSUs—ROCE	05/08/19	—	—	—	4,618	9,235	18,470	—		210,262
Dean Tinsley
STIP		116,250	232,500	465,000	—	—	—	—		—
RSUs	05/08/19	—	—	—	—	—	—	10,541	(6)	239,997
PSUs—TSR	05/08/19	—	—	—	1,979	7,916	15,832	—		170,511
PSUs—ROCE	05/08/19	—	—	—	3,958	7,916	15,832	—		180,231
Sandra Garbiso
STIP		83,839	167,678	335,356	—	—	—	—		—
RSUs	05/08/19	—	—	—	—	—	—	6,676	(6)	151,999
PSUs—TSR	05/08/19	—	—	—	1,253	5,013	10,026	—		107,980
PSUs—ROCE	05/08/19	—	—	—	2,507	5,014	10,028	—		114,159

(1)
Reflects the base salary of each of our named executive officers as of December 31, 2019, multiplied by the applicable STIP threshold percentage. The 2019 STIP threshold percentage for each named executive officer was 50% of their respective STIP target percentage.

(2)
Reflects the base salary of each of our named executive officers as of December 31, 2019, multiplied by the applicable STIP target percentage. The 2019 STIP target percentages were as follows: (i) 100% of base salary for Mr. Greager; (ii) 75% of base salary for Messrs. DeMuth and Tinsley; (iii) 75% of base salary for the period from January 1, 2019 through December 17, 2019 and 75% of (the decreased) base salary for the period from December 18, 2019 through December 31, 2019 for Mr. Marter; and (iv) 50% of base salary for the period from January 1, 2018 through June 16, 2019, and 75% of (the increased) base salary for the period from June 17, 2019 through December 31, 2019 for Ms. Garbiso.

(3)
Reflects the base salary of each of our named executive officers as of December 31, 2019, multiplied by the applicable STIP maximum percentage. The 2019 STIP maximum payout percentages were as follows: (i) 200% of base salary for Mr. Greager; (ii) 150% of base salary for Messrs. DeMuth and Tinsley;

BONANZA CREEK ENERGY, INC. 2020 Proxy Statement        39

  (iii) 150% of base salary for the period from January 1, 2019 through December 17, 2019 and 150% of (the decreased) base salary for the period from December 18, 2019 through December 31, 2019 for Mr. Marter; and (iv) 100% of base salary for the period from January 1, 2018 through June 16, 2019, and 150% of (the increased) base salary for the period from June 17, 2019 through December 31, 2019 for Ms. Garbiso.

(4)
These amounts represent the threshold, target, and maximum payouts under the PSU awards granted to each of the named executive officers in 2019 under our LTIP. The PSUs have a three-year performance period with cliff vesting and will be payable in shares of common stock based upon the achievement by the Company over a three-year period (the "Performance Period") of performance criteria established by the Board. One half of the number of shares of common stock that may be issued pursuant to a PSU award will be determined based on the Company's total shareholder return ("TSR") as compared to its peers during the Performance Period (the "TSR PSUs"). An executive may earn anywhere between 0% and 200% of the TSR PSUs based on the Company's TSR measured against the Company's peer group, subject to potential downward adjustments tied to the Company's absolute TSR during the Performance Period. The other half of the number of shares of common stock that may be issued pursuant to a PSU award will be determined based on the Company's average annual return on capital employed ("ROCE") over the Performance Period (the "ROCE PSUs"). An executive may earn anywhere between 0% and 200% of the ROCE PSUs based on the Company's ROCE. Unless otherwise determined by the Board or the Compensation Committee of the Board, each recipient will forfeit his or her PSUs if the recipient's employment with the Company terminates during the Performance Period for any reason other than for termination by the Company without cause or termination by the named executive officer for good reason. If employment is terminated during the Performance Period due to termination by the Company without cause or termination by the named executive officer for good reason, the named executive officer is entitled to receive a pro rata portion of his or her PSUs equal to: (i) the number of PSUs granted that would be paid out at the target performance level multiplied by (ii) a fraction, the numerator of which is the number of days of the Performance Period the named executive officer remained an employee with the Company and the denominator of which is the number of days in the Performance Period. In the case of a qualifying termination event in connection with a change in control, all unvested PSUs will vest at the target performance level.

Potential payouts for TSR Performance and ROCE Performance are as follows:

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(5)
Reflects the aggregate grant date fair value of RSUs and PSUs, computed in accordance with ASC Topic 718, and does not reflect the actual value that may be realized by the named executive officer. The discussion of the assumptions used in calculating the aggregate grant date fair value of the RSU awards for purposes of the Company's financial statements can be found in the section titled "Management's Discussion and Analysis of Financial Condition and Results of Operations" and Note 9 to the financial statements, in each case, as set forth in the Company's Form 10-K filed with the SEC on February 28, 2020. The grant date fair value for PSUs is calculated based on a stochastic process using the Geometric Brownian motion model. These values have been determined under the principles used to calculate the grant date fair value of equity awards for purposes of the Company's financial statements, as set forth in the section titled "Management's Discussion and Analysis of Financial Condition and Results of Operations" and Note 9 to the financial statements, set forth in the Company's Form 10-K filed with the SEC on February 28, 2020.

(6)
Reflects the number of RSUs granted in 2019. The shares will vest in equal increments over three years, commencing on the first anniversary of the date of grant. The grant date value is $22.768 per share, the volume-weighted average price of the Company's common stock for the 30 trading days immediately preceding May 8, 2019, when the Compensation Committee approved the grants.

Narrative Discussion of Summary Compensation Table and Grants of Plan-Based Awards Table

              Our executive compensation policies and practices, pursuant to which the compensation set forth in the Summary Compensation Table and Grants of Plan-Based Awards Table was paid or awarded, are described in detail above in the CD&A.

BONANZA CREEK ENERGY, INC. 2020 Proxy Statement        41

Outstanding Equity Awards at Fiscal Year End

              The following table sets forth certain information with respect to the outstanding stock awards held by our named executive officers at the end of fiscal year 2019.

		Option Awards				Stock Awards
		Non-Qualified Stock Options				Restricted Stock Units			Performance Stock Unit Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Eric Greager	04/11/18	—	—	—	—	117,820	(4)	2,749,919	—	—
	05/16/18	—	—	—	—	10,010	(5)	233,633	20,691	482,928
	05/08/19	—	—	—	—	26,353	(5)	615,079	39,580	923,797
Brant DeMuth	11/14/18	—	—	—	—	18,670	(4)	435,758	—	—
	05/08/19	—	—	—	—	12,298	(5)	287,035	18,470	431,090
Skip Marter	04/28/17	16,254	8,126	34.36	04/28/27	8,126	(5)	189,661	—	—
	05/16/18	—	—	—	—	6,434	(5)	150,170	13,300	310,422
	05/08/19	—	—	—	—	12,298	(5)	287,035	18,470	431,090
Dean Tinsley	04/28/17	5,073	2,536	34.36	04/28/27	2,536	(5)	59,190	—	—
	05/16/18	—	—	—	—	5,515	(5)	128,720	11,400	266,076
	05/08/19	—	—	—	—	10,541	(5)	246,027	15,832	369,519
Sandra Garbiso	04/28/17	3,248	1,623	34.36	04/28/27	1,623	(5)	37,881	—	—
	05/16/18	—	—	—	—	2,758	(5)	64,372	5,700	133,038
	05/08/19	—	—	—	—	6,676	(5)	155,818	10,027	234,030

(1)
All time-based stock options vest or vested in equal increments over three years on each anniversary of the date of grant and have a term of ten years, provided the recipient remains continuously employed through the applicable vesting dates, or if earlier, upon a change-in-control and certain termination events. If the recipient's employment has terminated, any vested options expire if not exercised during the 90-day period following such termination.

(2)
The market value calculated is using the closing price of our common stock on December 31, 2019, the last trading day of fiscal year 2019, as quoted by the NYSE.

(3)
Based on the results of the elapsed portions of their performance periods as of the end of fiscal year 2019, the PSUs granted to our named executive officers in 2018 and 2019 had projected payouts that were below target. However, in an effort to be conservative, amounts here reflect the target amount of the initial number of PSUs granted to the named executive officer. The number of shares of the Company's common stock that may be issued to settle PSUs ranges from 0% to 200% of the number of PSUs awarded based upon attainment of certain pre-determined performance goals. For all PSU awards, the PSUs will be settled in shares of the Company's common stock following the conclusion of the three-year measurement period. See "Compensation Discussion and Analysis—Elements of Our 2019 Compensation and Why We Pay for Each Element" and "Grants of Plan-Based Awards Table; Footnote 4" above for further information.

(4)
RSU inducement awards vest in equal increments over five years, commencing on the first anniversary date of the award, provided the recipient remains continuously employed through the applicable vesting dates, or if earlier, upon a change-in-control and certain termination events.

(5)
RSUs vest in equal increments over three years, commencing on the first anniversary date of the award, provided the recipient remains continuously employed through the applicable vesting dates, or if earlier, upon a change-in-control and certain termination events.

BONANZA CREEK ENERGY, INC. 2020 Proxy Statement        42

Options Exercised and Stock Vested

              The following table sets forth time-based RSUs of our common stock held by our named executive officers that vested during fiscal 2019. There were no stock option exercises in 2019.

	Stock Awards
Name	Number of Shares Acquired on Vesting(1)	Value Realized on Vesting ($)(2)
Eric Greager	34,461	806,848
Brant DeMuth	4,668	89,019
Skip Marter	11,344	274,300
Dean Tinsley	5,294	128,764
Sandra Garbiso	3,003	72,929

(1)
The number of shares reflected in this column exhibits the gross number of RSU awards that vested prior to tax withholding. Accordingly, the named executive officers actually received fewer shares than the amounts set forth in the table above.

(2)
The value realized on vesting is based upon the gross shares underlying the time-based RSU awards that vested on their relevant vesting dates, multiplied by the closing price of our common stock on the NYSE on the trading date preceding the date of vesting.

Pension Benefits

              Other than our 401(k) plan, we do not have any plan that provides for retirement benefits.

Non-Qualified Deferred Compensation

              We do not have any plan that provides for the deferral of compensation on a basis that is not tax qualified.

Potential Payments Upon Termination and Change in Control

              The table below discloses a hypothetical amount of compensation and/or benefits due to our continuing named executive officers with Employment Agreements in the event of their termination of employment and/or in the event we undergo a change in control. The amounts disclosed assume such termination and/or such change of control was effective as of December 31, 2019 and are calculated pursuant to the terms of the Employment Agreements and the Severance Plan. The amounts below constitute estimates of the amounts that would be paid to the continuing named executive officers upon termination of their employment and/or upon a change in control. The actual amounts to be paid are dependent on various factors, which may or may not exist at the time

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a continuing named executive officer is actually terminated and/or a change in control actually occurs. Therefore, such amounts and disclosures should be considered "forward-looking statements."

Name	Payment Type	Termination for Cause or Resignation without Good Reason ($)	Termination Without Cause ($)		Resignation For Good Reason ($)		Termination Without Cause or Resignation With Good Reason/Change in Control
Eric Greager	Cash Severance(1)	—	1,000,000		500,000		1,000,000
	Bonus Payment(2)	—	1,000,000		500,000		1,000,000
	Inducement RSUs(3)	—	2,749,919	(7)	0	(8)	2,749,919
	RSUs(4)	—	207,096		207,096		848,712
	PSUs(5)	—	525,897	(10)	629,293	(11)	1,406,725
	Health Payment(6)	—	52,128		26,064		52,128

	TOTAL	—	5,535,040		1,862,453		7,057,484

Brant DeMuth	Cash Severance(1)	—	315,000		315,000		630,000
	Bonus Payment(2)	—	118,125		118,125		236,250
	Inducement RSUs(3)	—	435,758	(7)	0	(8)	435,758
	RSUs(4)	—	62,341		62,341		287,035
	PSUs(5)	—	143,564		143,564		431,090
	Health Payment(6)	—	20,016		20,016		30,024

	TOTAL	—	1,094,804		659,046		2,050,157

Skip Marter	Cash Severance(1)	—	315,000		315,000		630,000
	Bonus Payment(2)	—	144,563		144,563		289,125
	RSUs(4)	—	109,581		109,581		437,205
	Emergence RSUs(7)	—	189,661		189,661		189,661
	Emergence Stock Options(7)	—	0		0		0
	PSUs(5)	—	350,333		350,333		741,512
	Severance Offset(8)	—	(189,661)		(189,661)		0
	Health Payment(6)	—	20,016		20,016		30,024

	TOTAL	—	939,493		939,493		2,317,527

Dean Tinsley	Cash Severance(1)	—	310,000		310,000		620,000
	Bonus Payment(2)	—	125,819		125,819		251,639
	RSUs(4)	—	93,920		93,920		374,747
	Emergence RSUs(7)	—	59,190		59,190		59,190
	Emergence Stock Options(7)	—	0		0		0
	PSUs(5)	—	300,316		300,316		635,595
	Severance Offset(8)		(59,190)		(59,190)		0
	Health Payment(6)	—	20,016		20,016		30,024

	TOTAL	—	850,071		850,071		1,971,195

BONANZA CREEK ENERGY, INC. 2020 Proxy Statement        44

Name	Payment Type	Termination for Cause or Resignation without Good Reason ($)	Termination Without Cause ($)	Resignation For Good Reason ($)	Termination Without Cause or Resignation With Good Reason/Change in Control
Sandi Garbiso	Cash Severance(1)	—	280,000	280,000	280,000
	Bonus Payment(2)	—	105,000	105,000	105,000
	RSUs(4)	—	54,102	54,102	220,190
	Emergence RSUs(7)	—	37,881	37,881	37,881
	Emergence Stock Options(7)	—	0	0	0
	Severance Offset(8)		(37,881)	(37,881)	0
	PSUs(5)	—	166,554	166,554	367,068
	Health Payment(6)	—	20,016	20,016	20,016

	TOTAL	—	625,672	625,672	1,030,155

(1)
Upon termination without Cause or resignation for Good Reason (as such terms are defined in the Severance Plan), our named executive officers are entitled to cash severance payment of their base salary (or two times base salary, in the case of Mr. Greager's termination without Cause), payable in equal installments over a 12-month period (or a 24-month period, in the case of Mr. Greager's termination without Cause), in accordance with the Company's normal payroll process. If such termination occurs within 12 months following a change in control, (a) such cash severance payment is payable in a lump sum instead of installments, and (b) for Mr. Greager, if such termination was a resignation for Good Reason, the cash severance payment is two times his base salary.

(2)
Upon termination without Cause or resignation for Good Reason, our named executive officers are entitled to a multiple of a cash Bonus Payment, payable in equal installments over a 12-month period (or a 24-month period, in the case of Mr. Greager's termination without Cause), in accordance with the Company's normal payroll process. The multiple is 2x for Mr. Greager's termination without Cause, 1x for Mr. Greager's resignation for Good Reason, and 0.5x for a termination without Cause or a resignation for Good Reason of our other named executive officers. If such termination occurs within 12 months following a change in control, (a) such Bonus Payment is payable in a lump sum instead of installments, (b) for Mr. Greager, if such termination was a resignation for Good Reason, the multiple is 2x instead of 1x, and (c) for Messrs. DeMuth, Marter, and Tinsley, the multiple is 1x instead of 0.5x. For this purpose, the "Bonus Payment" means the greater of (i) the average of the annual bonuses received by the executive pursuant to the Company's STIP in the two calendar years prior to termination and (ii) such executive's current target bonus amount.

(3)
Upon termination without Cause, all unvested inducement RSUs become fully vested. The accelerated vesting of these awards is based upon the closing price per share of our common stock on December 31, 2019, which was $23.34, multiplied by the number of RSU awards that would vest upon the occurrence of the event indicated. Upon resignation for Good Reason, all unvested inducement RSUs are forfeited.

(4)
Upon termination without Cause or resignation with Good Reason, a pro-rata portion of any RSUs that have not vested as of a named executive officer's date of termination shall vest as of such termination date. The pro-rata portion is determined by a fraction, the numerator of which is (A) the number of days between the last scheduled vesting date of the applicable award and such executive's date of termination and the denominator of which is (B) the number of days between such last scheduled vesting date and the final vesting date of the applicable award. In the event such termination occurs within 12 months following a change in control, any RSUs that have not vested as of the named executive officer's date of termination shall fully vest as of such termination date. The accelerated vesting of the RSU awards is based upon the closing price per share of our common stock on December 31, 2019, which was $23.34, multiplied by the number of RSUs that would vest upon the occurrence of the event indicated. See

BONANZA CREEK ENERGY, INC. 2020 Proxy Statement        45

  "Compensation Discussion and Analysis—Elements of Our 2019 Compensation and Why We Pay for Each Element" above for further information.

(5)
Upon termination without Cause or resignation with Good Reason, a pro-rata portion of any PSUs that have not vested as of the named executive officer's date of termination shall vest as of such termination date at target performance level. The pro-rata portion is determined by a fraction, the numerator of which is the number of days of the Performance Period the named executive officer remained an employee with the Company and the denominator of which is the number of days in the Performance Period, provided that for Mr. Greager's termination without Cause, the numerator is (A) the number of days between the grant date of the applicable award and Mr. Greager's date of termination and the denominator of which is (B) the number of days between the grant date and the vesting date of each applicable award. In the event such termination occurs within 12 months following a change in control, any PSUs that have not vested as of the named executive officer's date of termination shall fully vest as of such termination date at target performance level. The accelerated vesting of the PSUs is based upon the closing price per share of our common stock on December 31, 2019, which was $23.34, multiplied by the number of prorated PSUs that would vest upon the occurrence of the event indicated. See "Compensation Discussion and Analysis—Elements of Our 2019 Compensation and Why We Pay for Each Element" and "Grants of Plan-Based Awards Table; Footnote 4" above for further information.

(6)
Upon termination without Cause or resignation for Good Reason, our named executive officers are entitled to Company-subsidized COBRA premiums to continue family health, vision, and dental coverage for the 12-month period immediately following the date of termination (or a 24-month period, in the case of Mr. Greager's termination without Cause). In the event such termination occurs within 12 months following a change in control, the corresponding periods are the: (a) 24-month period immediately following the date of termination for Mr. Greager; (b) 18-month period immediately following the date of termination for Messrs. DeMuth, Marter, and Tinsley; and (c) 12-month period immediately following the date of termination for Ms. Garbiso.

(7)
Upon termination without Cause, resignation for Good Reason, death or permanent disability, all unvested emergence RSUs and outstanding emergence stock options granted on April 28, 2017 after our emergence from bankruptcy, become fully vested (the "Emergence Grant Acceleration"). The accelerated vesting of these emergence RSUs is based upon the closing price per share of our common stock on December 31, 2019, which was $23.34, multiplied by the number of outstanding shares of emergence RSUs that would vest upon the occurrence of the event indicated. The values reported in the table above take into account emergence RSU awards that were outstanding on December 31, 2019. The accelerated vesting of emergence stock options had zero realizable value as of December 31, 2019.

(8)
Upon termination without Cause or resignation for Good Reason, in each case, other than within 12 months following a change in control, the cash severance otherwise payable to our named executive officers who become entitled to the Emergence Grant Acceleration will be reduced on a dollar-for-dollar basis (but not below $0) by the value of the Emergence Grant Acceleration.

Director Compensation

              Our Board believes that attracting and retaining qualified independent directors is critical to the ongoing operation of our Company. Similar to the evaluation of the compensation of our executives, our Compensation Committee engages the Compensation Consultant to conduct an analysis of the independent director

BONANZA CREEK ENERGY, INC. 2020 Proxy Statement        46

compensation. Our independent director compensation program in 2019 included cash retainer fees, listed in the table below.

Board/Committee	Board/Committee Chairperson Compensation ($)
Board Chairman	83,204	(1)
Board Member	66,563	(1)
Audit Committee Chairman	20,000
Audit Committee Member	10,000
Compensation Chairman	15,000
Compensation Member	7,500
Nominating and Corporate Governance Chairman	8,000
Nominating and Corporate Governance Member	4,000
EHS&RC and Reserves Chairman	10,000
EHS&RC and Reserves Member	5,000

(1)
On April 1, 2020, the Company's Non-Executive Director Compensation Policy (the "Director Compensation Policy") was amended to reduce the annual cash retainers paid to our non-executive chairman and regular members of our Board. The non-executive chairman annual cash retainer of $93,750 was reduced to $79,688, and the regular director annual cash retainer of $75,000 was reduced to $63,750.

              Directors who are also members of our executive management do not receive any additional compensation for their service on our Board.

              The following table provides information concerning the compensation of our independent directors for the fiscal year ended December 31, 2019.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Carrie L. Hudak(3)	12,840	74,666	87,506
Paul Keglevic(4)	101,297	0	101,297
Brian Steck(4)	93,598	0	93,598
Thomas Tyree(5)	92,500	0	92,500
Jack Vaughn(4)	89,855	0	89,855
Scott Vogel	100,000	0	100,000
Jeff E. Wojahn	92,500	0	92,500

(1)
Amounts reflect the independent directors annual retainer fees that were accrued and earned in 2019, including retainer fees for the fourth quarter of 2019 that were paid in the first quarter of 2020.

(2)
The amounts in the Stock Awards column represent the aggregate grant date fair value of RSU awards granted under our LTIP in 2019, computed in accordance with ASC Topic 718. It does not reflect the actual value that may be realized by the independent director. The discussion of the assumptions used in calculating the aggregate grant date fair value of the RSU awards for purposes of the Company's financial statements can be found in the section titled "Management's Discussion and Analysis of Financial Condition and Results of Operations" and Note 9 to the financial statements, in each case, as set forth in the Company's Form 10-K filed with the SEC on February 28, 2020.

BONANZA CREEK ENERGY, INC. 2020 Proxy Statement        47

    No stock options were awarded to independent directors in fiscal 2019, and there were no outstanding stock options held by our independent directors as of December 31, 2019.

(3)
Ms. Hudak was elected by the Board to serve as a director of the Company effective October 30, 2019. Ms. Hudak's 4th quarter director cash retainer was prorated for her service from October 30, 2019 through December 31, 2019. Additionally, in connection with Ms. Hudak's appointment to the board, she received an initial equity award consisting of 3,468 RSUs, subject to forfeiture restrictions, with a grant date fair value of $21.53 per share, granted for her service on the Board during the period of time between October 30, 2019 and the Company's Annual Meeting in 2020. The RSUs will vest in full on June 3, 2020.

(4)
Mr. Steck was appointed as Chairman of the Board effective June 4, 2020, replacing Mr. Vaughn as Chairman. Chair fees were prorated for Messrs. Steck and Vaughn for their service as Chairman of the Board. Mr. Keglevic was appointed as Chairman of the Nominating and Corporate Governance Committee to replace Mr. Steck as Chairman, and Mr. Steck continues to serve as a member of the Nominating and Corporate Governance Committee. Nominating and Corporate Governance Committee Chair and member fees were prorated for Messrs. Keglevic and Steck. Mr. Vaughn was appointed as a member of the EHS&RC and Reserves Committee, replacing Mr. Steck as a member. Member fees were prorated for Messrs. Vaughn and Steck.

(5)
Mr. Tyree resigned from the Board, Audit Committee, and Compensation Committee effective as of March 4, 2020.

              Bonanza Creek's director compensation program also includes RSU awards. During 2017, the Board of Directors discussed the initial grant of RSU awards to the independent directors as provided under the Non-Executive Director Compensation Policy (the "Director Compensation Policy") that was approved by the Board when the Company emerged from bankruptcy. The initial grant to Mr. Vaughn, our non-executive Chairman at the time, had an estimated fair market value of $468,750, and the initial grant to Messrs. Keglevic, Steck, Tyree, Vogel, and Wojahn had an estimated fair market value of $375,000. The RSUs were granted pursuant to the Company's 2017 Long Term Incentive Plan. The RSUs are scheduled to vest in three equal installments on April 28, 2018, April 28, 2019 and April 28, 2020 and be delivered to the directors in shares within 30 days after April 28, 2020 (subject to accelerated fully accelerated vesting and delivery on terminations of the directors' service without cause or due to disability or death or on a change in control including a resignation in connection with a change in control at the request or direction of a person that is party to the agreement pursuant to which such change in control is consummated). The number of shares was determined by dividing the award value by $36.68 (which was the volume weighted average price of a share for the 30-day period beginning on May 1, 2017).

              Pursuant to the Director Compensation Policy, going forward after the third year following the Company's emergence from bankruptcy, and consistent with best governance practice, the Board will establish a "date certain" on which to make the directors' equity grants each year. The annual equity grants will have a grant date value of $125,000 for all independent directors except our Chairman. The annual equity grant for the Chairman will have a grant date value of $156,250.

              On October 30, 2019, Ms. Hudak was elected to the Board and received (i) a regular director annual cash retainer as provided in the Company's Director Compensation Policy, to be paid quarterly in arrears, with the first applicable quarter's payments prorated to the extent Ms. Hudak serves for less than the full quarter, (ii) a prorated annual equity award of RSUs vesting on the Company's Annual Meeting date in 2020 with a grant date fair value (a) equal to $125,000 multiplied by a fraction, the numerator of which was equal to the number of days between the grant-date and the Company's Annual Meeting and the denominator of which was equal to 365 and (b) using the volume-weighted average price of the Company's common stock during the 30 trading days immediately preceding the grant date of the award, and (iii) coincident with the Company's Annual Meeting,

BONANZA CREEK ENERGY, INC. 2020 Proxy Statement        48

participation in the annual equity grant cycle for independent, directors as provided in the Director Compensation Policy.

              As of December 31, 2019, outstanding RSUs held by our independent directors were as follows:

Name	RSUs Outstanding(a) (#)	Market Value of Shares or Units of Stock That Have not Vested(b) ($)
Carrie L. Hudak	3,468	80,943
Paul Keglevic	10,223	238,605
Brian Steck	10,223	238,605
Thomas Tyree(c)	10,223	238,605
Jack Vaughn	12,779	298,262
Scott Vogel	10,223	238,605
Jeff Wojahn	10,223	238,605

(a)
In the event of a change in control, all unvested RSUs will vest in full.

(b)
The market value is calculated using the closing price of our common stock on December 31, 2019, the last trading day of fiscal year 2019, as quoted by the NYSE.

(c)
Pursuant to the terms of Mr. Tyree's RSU award agreement, effective as of his March 4, 2020 resignation from the Board, 6,816 vested RSUs were settled and released with a value realized upon settlement totaling $124,392. The value realized was based upon the gross shares underlying the RSU award that vested, multiplied by the closing price of our common stock on the NYSE on March 3, 2020, the trading date preceding the release of his shares. The 3,407 remaining unvested RSUs were forfeited.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

              The following table represents the securities authorized for issuance under our compensation plans, as of December 31, 2019.

Equity Compensation Plan Information
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	828,981	(1)	$34.36	(2)	1,236,594	(3)
Equity compensation plans not approved by security holders	136,490	(4)	N/A		0

Total	965,508		—		1,236,594

(1)
Represents (i) 100,714 shares underlying outstanding stock options to purchase shares of the Company's common stock, (ii) 421,327 RSUs, and (iii) 306,940 PSUs granted under the Company's 2017 LTIP. The number of shares of the Company's common stock that may be issued to settle PSUs ranges from 0% to 200% of the number of PSUs awarded based upon attainment of certain pre-determined performance goals. For all PSU awards, the PSUs will be settled in shares of the Company's common stock following the conclusion of the three-year measurement period. The amount in this column assumes the maximum 200% payout. See "Compensation Discussion and Analysis—Elements of Our 2019 Compensation and Why We Pay for Each Element" and "Grants of Plan-Based Awards Table; Footnote 4" above for further information.

BONANZA CREEK ENERGY, INC. 2020 Proxy Statement        49

(2)
The weighted-average exercise price relates solely to shares subject to outstanding stock options, as shares subject to RSUs and PSUs have no exercise price.

(3)
Represents securities available for issuance under our 2017 LTIP.

(4)
Consists of 136,490 unvested RSUs granted under the NYSE employment inducement award exemption to Messrs. Greager and DeMuth in 2018. Each grant was approved by our Compensation Committee and disclosed in a press release. Under applicable NYSE Listing Rules, inducement grants are not subject to stockholder approval.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

              Messrs. Vogel and Wojahn are the current members of the Compensation Committee. No member of our Compensation Committee has been at any time an employee of ours. None of our executive officers serve or have served on the board of directors or compensation committee of a company that has one or more executive officers who serve on our Board or Compensation Committee. No member of our Board is an executive officer of a company at which one or more of our executive officers serves as a member of the board of directors or compensation committee of that company.

COMPENSATION COMMITTEE REPORT

              The information contained in this Compensation Committee Report shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates such information.

              The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee of the Board
Scott D. Vogel, Chairman Jeffrey E. Wojahn, Member

BONANZA CREEK ENERGY, INC. 2020 Proxy Statement        50

AUDIT COMMITTEE REPORT

              The information contained in this Audit Committee Report and references in this proxy statement to the independence of the Audit Committee members shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 (the "Exchange Act"), except to the extent that the Company specifically incorporates such information by reference in such filing.

              The Audit Committee is composed of three directors, Mr. Keglevic, Ms. Hudak, and Mr. Vogel, and operates under a written charter adopted by the Board. Each member of the Audit Committee meets the independence requirements of the NYSE listing standards and other applicable standards. The duties of the Audit Committee are summarized in this proxy statement under "Corporate Governance—Audit Committee" and are more fully described in the charter which can be viewed on the Company's website under "Corporate Governance."

              The Board has charged the Audit Committee with a number of responsibilities, including review of the adequacy of the Company's financial reporting, accounting systems and processes, and internal controls. During the last fiscal year, and earlier this year in preparation for the filing with the SEC of the Company's Annual Report on Form 10-K for the year ended December 31, 2019, the Audit Committee:

  •
  reviewed and discussed the Company's audited financial statements as of and for the year ended December 31, 2019 with management and with the independent registered public accountants;

  •
  reviewed and discussed the Company's system of internal controls;

  •
  required management to perform an evaluation and make an assessment of the effectiveness of the Company's internal controls over financial reporting asserting compliance with the Sarbanes-Oxley Act of 2002 and discussed the results with management and with the independent registered public accountants;

  •
  reviewed and discussed the Company's assessment of risk related to financial reporting;

  •
  provided oversight to the internal audit function;

  •
  reviewed and discussed with the independent registered public accountants (i) their judgments as to the quality of the Company's accounting policies, (ii) the quality, clarity, consistency, and completeness of the Company's financial reporting and disclosures, (iii) the written disclosures and letter from the independent registered public accountants required by Public Company Accounting Oversight Board Independence Rules, including the independent registered public accountants' independence, and (iv) the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 16, Communications with Audit Committees;

  •
  discussed with management and with the independent registered public accountants the process by which the Company's principal executive officer and principal financial officer make the certifications required by the SEC in connection with the filing with the SEC of the Company's periodic reports, including reports on Forms 10-K and 10-Q;

  •
  pre-approved all auditing services and non-audit services to be performed for the Company by the independent registered public accountants as required by the applicable rules promulgated pursuant to the Exchange Act (details regarding the fees paid to Deloitte in fiscal 2019 for audit services, tax services and all other services, are set forth in "Proposal Two—Ratification of Selection of Independent Registered Public Accountant—Audit and Other Fees" below); and

BONANZA CREEK ENERGY, INC. 2020 Proxy Statement        51

  •
  considered whether, to assure continuing auditor independence, it would be advisable to regularly rotate the audit firm itself, as recommended by the NYSE's corporate governance rules.

              With respect to rotation of the audit firm, the Audit Committee has concluded that the current benefits to the Company from continued retention of Deloitte warrant retaining the firm at this time. The Audit Committee will, however, continue to review this issue on an ongoing basis.

              Notwithstanding the foregoing actions and the responsibilities set forth in the Audit Committee's charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's consolidated financial statements are complete and accurate and in accordance with generally accepted accounting principles. Management is responsible for the Company's financial reporting process, including its system of internal controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States. The independent registered public accountants are responsible for expressing an opinion on those financial statements. Audit Committee members are not employees of the Company. Therefore, the Audit Committee has relied, without independent verification, on management's representation that the consolidated financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and on the representations of the independent registered public accountants included in their report on the Company's consolidated financial statements.

              The Audit Committee meets regularly with management, the Company's internal auditors, and the independent auditors, including private discussions with the independent registered public accountants, and receives the communications described above. The Audit Committee has also established procedures for (i) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters and (ii) the confidential, anonymous submission by the Company's employees of concerns regarding questionable accounting or auditing matters. However, this oversight does not provide us with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, our considerations and discussions with management and the independent registered public accountants do not assure that the Company's consolidated financial statements are presented in accordance with generally accepted accounting principles or that the audit of the Company's consolidated financial statements has been carried out in accordance with generally accepted auditing standards.

              Based on the review and discussion referred to above, and in reliance on the information, opinions, reports, and statements presented to us by the Company's management and Deloitte, we recommended to the Board that the December 31, 2019 audited consolidated financial statements be included in the Company's Annual Report on Form 10-K.

Audit Committee of The Board of Directors
Paul Keglevic, Chairman Carrie L. Hudak, Member* Thomas B. Tyree, Jr., Member* Scott D. Vogel, Member

*
Mr. Tyree resigned from the Board of Directors and Audit Committee effective March 4, 2020. Ms. Hudak joined the Audit Committee effective March 4, 2020.

BONANZA CREEK ENERGY, INC. 2020 Proxy Statement        52

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

              The following table sets forth certain information regarding the beneficial ownership of common stock as of April 15, 2020 by (i) each person who is known by the Company to own beneficially more than five percent of the outstanding shares of common stock, (ii) each named executive officer of the Company, (iii) each director of the Company, and (iv) all directors and executive officers as a group.

              Except as otherwise indicated in the footnotes to the table, each person has sole voting and investment power with respect to all shares of our common stock beneficially owned by them, except to the extent this power may be shared with a spouse. The address for the Company's directors and executive officers is 410 17th Street, Suite 1400, Denver, Colorado 80202.

Name of Beneficial Owner	Common Stock Beneficially Owed	Warrants(1)	Restricted Stock Units(2)	Non- Qualified Stock Options(3)	Total Stock and Stock-Based Holdings	Percentage of Class(4)
Significant Stockholders
BlackRock, Inc.(5)	2,987,725	0	0	0	2,987,725	14.4
FMR LLC(6)	2,510,479	0	0	0	2,510,479	12.1
Mangrove Partners(7)	2,060,700	0	0	0	2,060,700	10.0
Dimensional Fund Advisors LP(8)	1,714,748	0	0	0	1,714,748	8.3
The Vanguard Group(9)	1,264,295	0	0	0	1,264,295	6.1
Donald Smith & Co., Inc.(10)	1,049,180	0	0	0	1,049,180	5.1
Directors and Named Executive Officers
Carrie Hudak(11)	0	0	3,468	0	3,468	*
Paul Keglevic(11)	0	0	10,223	0	10,223	*
Brian Steck(11)	0	0	10,223	0	10,223	*
Jack Vaughn(11)	0	0	12,779	0	12,779	*
Scott Vogel(11)	0	0	10,223	0	10,223	*
Jeff Wojahn(11)	75	277	10,223	0	10,575	*
Eric Greager(12)	40,070	0	124,728	0	164,798	*
Brant DeMuth(12)	6,315	0	30,968	0	37,283	*
Skip Marter(12)	13,826	0	26,858	24,380	65,064	*
Dean Tinsley(12)	5,789	850	18,592	7,609	32,840	*
Sandi Garbiso(12)	3	303	11,057	4,871	16,234	*
All current directors and executive officers as a group (11 persons)	66,078	1,430	269,342	36,860	373,710	1.8

*
Less than 1%.

(1)
Warrants to purchase common stock of the Company (the "Warrants") exercisable until 5:00 p.m., New York City time, on April 28, 2020. The Warrants are initially exercisable for one share of the Company's common stock per Warrant at an initial exercise price of $71.23 per Warrant. Holders of Warrants, by virtue of holding or having a beneficial interest in a Warrant, do not have the right to vote, to consent, to receive dividends, to receive notice as stockholders with respect to any meeting of stockholders for the election of the Company's directors or any other matter, or to exercise any rights whatsoever as a stockholder of the Company.

(2)
Includes shares under outstanding RSUs that directors and executive officers may acquire within 60 days from April 15, 2020 as follows: (i) Ms. Hudak, 3,468 (ii) Mr. Keglevic, 3,407 shares; (iii) Mr. Steck, 3,407 shares; (iv) Mr. Vaughn, 4,259 shares; (v) Mr. Vogel, 3,407 shares; (vi) Mr. Wojahn, 3,407; (vii) Mr. Greager, 13,790 shares; (viii) Mr. DeMuth, 4,100 shares; (ix) Mr. Marter, 15,443 shares; (x) Mr. Tinsley, 8,808 shares; and (xi) Ms. Garbiso, 5,228 shares.

(3)
According to SEC rules, beneficial ownership includes shares as to which the individual or entity has voting power or investment power and any shares that the individual has a right to acquire within 60 days of a date reasonably selected by us, through the exercise of any right. We selected April 15, 2020 as the determination date.

BONANZA CREEK ENERGY, INC. 2020 Proxy Statement        53

(4)
Based on 20,699,111 shares of common stock outstanding as of April 15, 2020.

(5)
According to a Schedule 13G/A filed with the SEC on February 4, 2020 by BlackRock, Inc. ("BlackRock"), BlackRock has, with respect to Bonanza Creek's common stock, sole power to vote 2,940,915 shares, shared voting power over no shares, sole power to dispose of 2,987,725 shares, and shared power to dispose of no shares. The 13G/A contained information as of December 31, 2019, and may not reflect current holdings of Bonanza Creek's common stock. The address of BlackRock, Inc. is 55 East 52nd Street, New York, New York 10022.

(6)
According to a Schedule 13G filed with the SEC on April 10, 2020 by FMR LLC ("FMR"), FMR has, with respect to Bonanza Creek's common stock, sole power to vote 392,438 shares, shared voting power over no shares, sole power to dispose of 2,510,479 shares, and shared power to dispose of no shares. The address of FMR LLC is 245 Summer Street, Boston, MA 02210.

(7)
According to a Schedule 13D/A filed on November 21, 2019 with the SEC by The Mangrove Partners Master Fund, Ltd. ("Master Fund"), Master Fund may be deemed to beneficially own 2,060,700 shares of Bonanza Creek common stock as of November 19, 2019. By virtue of their respective relationships with the Master Fund, Mangrove Partners and Nathaniel August may be deemed to indirectly beneficially own the shares owned directly by the Master Fund. Each of the above has shared voting and6 shared dispositive power over shares beneficially owned by it and no sole voting power and no sole dispositive power over the shares. The 13D/A contained information as of November 19, 2019, and may not reflect current holdings of Bonanza Creek's common stock. The address of each Mangrove entity and Mr. August is 645 Madison Avenue, 14th Floor, New York, New York 10022.

According to a Schedule 13D filed on July 19, 2017 with the SEC by Mangrove Partners, Mangrove Partners has advised that in connection with Bonanza Creek's reorganization and emergence from bankruptcy, Brian Steck ("Mr. Steck"), an employee of Mangrove Partners, was appointed to Bonanza Creek's board of directors (the "Board"). Mangrove Partners did not nominate Mr. Steck to Bonanza Creek's Board and do not have any right to nominate or appoint a director to Bonanza Creek's Board. Mr. Steck's service as a director of Bonanza Creek is fully independent of Mr. Steck's duties and responsibilities as an employee of Mangrove Partners, and Mr. Steck does not represent Mangrove Partner's views or investments in his capacity as a director of Bonanza Creek's Board.

(8)
According to a Schedule 13G filed with the SEC on February 12, 2020 by Dimensional Fund Advisors LP ("Dimensional") Dimensional has, with respect to Bonanza Creek's common stock, sole power to vote 1,691,086 shares, shared voting power over no shares, sole power to dispose of 1,714,748 shares, and shared power to dispose of no shares. The 13G/A contained information as of December 31, 2019, and may not reflect current holdings of Bonanza Creek's common stock. The address for Dimensional is Building One, 6300 Bee Cave Road, Austin, TX 78746.

(9)
According to a Schedule 13G filed with the SEC on February 12, 2020 by The Vanguard Group ("Vanguard"), in its capacity as an investment advisor, has, with respect to the Company's common stock, sole voting power with respect to 20,997 shares, shared voting power with respect to 1,000 shares, sole dispositive power with respect to 1,246,883 shares, and shared dispositive power with respect to 17,412 shares. The 13G/A contained information as of December 31, 2019, and may not reflect current holdings of Bonanza Creek's common stock. The address for Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.

(10)
According to a Schedule 13G filed with the SEC on February 14, 2020 by Donald Smith & Co., Inc. ("Donald Smith"), Donald Smith has, with respect to Bonanza Creek's common stock, sole power to vote 1,029,948 shares, shared voting power over no shares, sole power to dispose of 1,046,035 shares, and shared power to dispose of no shares. The 13G contained information as of February 13, 2020, and may not reflect current holdings of Bonanza Creek's common stock. The address for Donald Smith & Co., Inc. is 152 West 57th Street, New York, NY 10019.

(11)
Director of the Company. See "Director Compensation" above for further information.

(12)
Named executive officer of the Company.

BONANZA CREEK ENERGY, INC. 2020 Proxy Statement        54

 TRANSACTIONS WITH RELATED PERSONS

Procedures for Review, Approval and Ratification of Related Person Transactions

              An "Interested Transaction" is any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which: (i) the aggregate amount involved will or may be expected to exceed $120,000 in any fiscal year; (ii) the Company or any of its subsidiaries is a participant; and (iii) any "Related Party" has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). A "Related Party" includes:

  •
  a director or director nominee of the Company;

  •
  an executive officer of the Company;

  •
  a stockholder beneficially owning more than 5% of any class of the common stock of the Company;

  •
  a person who is an immediate family member or sharing the household of any of the foregoing; or

  •
  any firm, corporation or other entity in which any of the foregoing persons is a partner or principal or in a similar position or in which such person has a 10% or greater beneficial ownership interest.

              Our Audit Committee reviews all Interested Transactions that the rules of the SEC require be disclosed in the Company's proxy statement and makes a determination regarding the initial authorization or ratification of any such transaction.

              The Audit Committee is also charged with reviewing the material facts of all Interested Transactions and either approving or disapproving the Company's participation in such transactions under the Company's Related Party Transactions Policy adopted by the Board. This written policy preapproves the following transactions:

  •
  any employment of an executive officer if his or her compensation is required to be reported in the Company's proxy statement under Item 402 of Regulation S-K;

  •
  director compensation which is required to be reported in the Company's proxy statement under Item 402 of Regulation S-K;

  •
  any transaction with another company at which a Related Party's only relationship is as an employee (other than an executive officer), director, or beneficial owner of less than 10% of that company's voting securities if the aggregate amount involved for any particular service does not exceed the greater of $500,000 or 25% of that company's total annual revenues; and

  •
  any charitable contribution, grant or endowment by the Company to a charitable organization, foundation, or university at which a Related Party's only relationship is as an employee (other than an executive officer) or a director if the aggregate amount involved does not exceed the lesser of $200,000 or 10% of the charitable organization's total annual receipts.

              Prior to a Related Party entering into an Interested Transaction, the Audit Committee reviews the material facts of such Interested Transaction and either approves or disapproves of the Interested Transaction. If advance Audit Committee approval of an Interested Transaction is not feasible, then the Interested Transaction is considered and ratified (if the Audit Committee determines it to be appropriate) at the Audit Committee's next

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regularly scheduled meeting. In determining whether to approve or disapprove an Interested Transaction, the Audit Committee takes into account, among other factors, the following: (i) whether the Interested Transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances, (ii) the extent of the Related Party's interest in the transaction, and (iii) whether the Interested Transaction is material to the Company. Further, the policy requires all Interested Transactions that are required to be disclosed in the Company's filings with the SEC to be disclosed in accordance with applicable laws, rules, and regulations.

Related Party Transactions

              During 2019 there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or are a party in which the amount involved exceeded or exceeds $120,000 and in which any of our directors, executive officers, holders of more than 5% of any class of our voting securities, or any member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest, other than compensation arrangements with directors or executive officers, which are described in "Compensation Discussion and Analysis."

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PROPOSAL ONE:

ELECTION OF DIRECTORS

              One director has joined our Board since our last Annual Meeting of Stockholders: Ms. Carrie L. Hudak, who was appointed to the Board on October 30, 2019, and is standing for election at the Annual Meeting. On March 4, 2020, Mr. Tyree resigned from his position as a member of the Board. At the recommendation of the Nominating and Corporate Governance Committee, the Board has nominated the following individuals for election as directors of the Company to serve for a one-year term beginning at the Annual Meeting and expiring at the annual meeting to be held in 2021.

    Eric T. Greager
    Carrie L. Hudak
    Paul Keglevic
    Brian Steck
    Jack E. Vaughn
    Scott D. Vogel
    Jeffrey E. Wojahn

              Each of the nominees currently serve as a director of the Company. Biographical information for each nominee is contained in the "Directors and Executive Officers" section above.

              Under the Company's Director Resignation Policy, a nominee director must submit to the Chair of the Nominating and Corporate Governance Committee a conditional letter of resignation that will become effective only if (i) such director-nominee receives a Majority Withheld Vote and (ii) the Board accepts the resignation. The Nominating and Corporate Governance Committee will make a recommendation to the Board of Directors as to whether to accept or reject the resignation of such incumbent director, or whether other action should be taken. The Board, taking into account the recommendation of the Nominating and Corporate Governance Committee, will act on the tendered resignation and publicly disclose its decision within 90 days of the stockholder meeting. If the Board does not accept such incumbent director's resignation, such director will continue to serve until the next annual meeting of stockholders and until his or her successor is duly elected. See "Corporate Governance—Plurality Voting for Directors; Director Resignation Policy."

              The Board has no reason to believe that any of the director nominees will be unable or unwilling to serve if elected. However, if any director nominee becomes unable or unwilling to accept his nomination or election, either the number of the Company's directors will be reduced or the persons acting under the proxy will vote for the election of a substitute nominee that the Board recommends.

              The Board unanimously recommends that stockholders vote "FOR" Proposal One and approve the election of the director nominees.

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 PROPOSAL TWO:

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANT

              On June 19, 2019, the Audit Committee approved the appointment of Deloitte & Touche LLP ("Deloitte") as the new independent registered public accounting firm to perform independent audit services for the Company for the fiscal year ending December 31, 2019, effective immediately. The appointment of Deloitte was the result of a competitive request for proposal process undertaken by the Audit Committee. Also on June 19, 2019, the Audit Committee chose to terminate the Company's employment of Grant Thornton LLP ("Grant Thornton") as the Company's independent registered public accounting firm, which was then serving in such capacity, and notified Grant Thornton that it would be dismissed as the independent registered public accounting firm of the Company, effective immediately.

              Grant Thornton's audit report on the Company's consolidated financial statements for the fiscal years ended December 31, 2018 and December 31, 2017 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principle.

              During the fiscal years ended December 31, 2018 and December 31, 2017 and during the subsequent interim period through June 19, 2019, there were (i) no disagreements (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and Grant Thornton on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Grant Thornton, would have caused Grant Thornton to make reference to the subject matter thereof in connection with its reports on the consolidated financial statements of the Company for such years, and (ii) no "reportable events" (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

              Bonanza Creek provided Grant Thornton with a copy of the disclosures it is making in this proxy statement.

              During the fiscal years ended December 31, 2018 and December 31, 2017 and through the subsequent interim period as of June 19, 2019, neither the Company, nor any party on behalf of the Company, consulted with Deloitte with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of the audit opinion that might be rendered with respect to the Company's consolidated financial statements, and no written report or oral advice was provided to the Company by Deloitte that was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue, or (ii) any matter that was subject to any disagreement (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

              Bonanza Creek provided Deloitte with a copy of the disclosures it is making in this proxy statement.

              The Audit Committee has selected Deloitte as the independent registered public accounting firm of the Company for the year ending December 31, 2020. The Board is submitting the selection of Deloitte for ratification at the Annual Meeting. The submission of this matter for approval by stockholders is not legally required, but the Board and the Audit Committee believe the submission provides an opportunity for stockholders, through their vote, to communicate with the Board and the Audit Committee about an important aspect of corporate governance. If the stockholders do not ratify the selection of Deloitte, the Audit Committee will reconsider the selection of that firm as the Company's auditors.

              The Audit Committee has the sole authority and responsibility to retain, evaluate, and replace the Company's auditors. The stockholders' ratification of the appointment of Deloitte does not limit the authority of

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the Audit Committee to change auditors at any time, if it determines that such a change would be in the best interests of the Company or our stockholders.

Audit and Other Fees

              The following tables set forth the aggregate fees paid by the Company for audit and other services provided by Deloitte beginning with the second quarter of 2019 through fiscal year-end 2019 and by Grant Thornton for 2018 and the first quarter of 2019:

  Deloitte

Description	2018 ($)	2019 ($)
Audit Fees(1)	N/A	634,572
Audit-Related Fees(2)	N/A	—
Tax Fees	N/A	—
All Other Fees	N/A	—

Total	N/A	634,572

  Grant Thornton

Description	2018 ($)	2019 ($)
Audit Fees(1)	801,128	55,000
Audit-Related Fees(2)	46,725	90,300
Tax Fees	—	—
All Other Fees	—	—

Total	847,853	145,300

(1)
Services rendered in 2018 and 2019 include auditing our financial statements included in the Company's Annual Report filed on Form 10-K and our internal controls over financial reporting and quarterly reviews of our interim financial statements filed on Form 10-Q. Includes administrative and travel expenses of $126,130 and $14,752 for the years ended 2018 and 2019, respectively.

(2)
Includes fees for audits of, and related to, comfort letters, employee benefit plans, attest engagements, and similar items.

              The charter of the Audit Committee requires that the Audit Committee review and pre-approve the plan and scope of the independent auditor's audit, tax, and other services. The Audit Committee pre-approved 100% of the services described above under the captions "Audit Fees", "Audit-Related Fees", "Tax Fees" and "All Other Fees" incurred during 2018 and 2019.

              Audit and Non-Audit Services Pre-Approval Policy.    The Audit Committee has adopted a Pre-Approval Policy (the "Policy"), effective November 15, 2019, for the approval of independent registered public accounting firm ("Independent Auditor") services. This Policy outlines the scope of services the Independent Auditor may provide to the Company. The Audit Committee must pre-approve the audit and non-audit services performed by its Independent Auditor in order to assure that the provision of such service does not impair the Independent Auditor's independence. Before the Company engages an Independent Auditor to render any non-audit service, the engagement must be either: (1) specifically approved by the Audit Committee, or (2) entered into pursuant to

BONANZA CREEK ENERGY, INC. 2020 Proxy Statement        59

the Policy. The Policy also specifies certain non-audit services that are prohibited from being performed by its Independent Auditor.

              The Policy describes the Audit, Audit-Related, and Tax services, and All Other Services that have the pre-approval of the Audit Committee. The term of any pre-approval is twelve months from the date of pre-approval, unless the Audit Committee specifically provides for a different period. The Audit Committee will periodically revise the list of pre-approved services, based on subsequent determinations. The Audit Committee shall review the Policy annually with management and its Independent Auditor for purposes of assuring its continued appropriateness and compliance with applicable listing standards, including regulations of the SEC and Public Company Accounting Oversight Board (the "PCAOB"). The Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated shall report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate to management the Audit Committee's responsibilities to pre-approve services performed by the Independent Auditor.

              The Company's management shall inform the Audit Committee of each service performed by the Independent Auditor pursuant to the Policy or performed in violation of the Policy. Requests or applications to provide services that require separate approval by the Audit Committee shall be submitted to the Audit Committee by both the Independent Auditor and the Chief Financial Officer or the Chief Accounting Officer and must include a joint statement as to whether, in their view, the request or application is consistent with the SEC's and the PCAOB's rules on registered public accounting firm independence.

              The Company expects that representatives of Deloitte will be present at the Annual Meeting to respond to appropriate questions and to make a statement if they desire to do so.

              The Board unanimously recommends that stockholders vote "FOR" Proposal Two and approve the ratification of the selection of Deloitte as the independent registered public accountant of the Company for 2020.

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 PROPOSAL THREE:

ADVISORY VOTE ON EXECUTIVE COMPENSATION

              We are asking our stockholders to provide advisory, non-binding approval of the compensation paid to our named executive officers, as described in the "Compensation Discussion and Analysis" section of this proxy statement. Our Board recognizes that executive compensation is an important matter for our stockholders. As described in detail in the CD&A section of this proxy statement, the Compensation Committee is tasked with the implementation of our executive compensation philosophy. In particular, the Compensation Committee strives to attract, retain, and motivate the best executives we can identify and recruit, to reward past performance measured against established goals and provide incentives for future performance and to align executives' long-term interests with the interests of our stockholders. To do so, the Compensation Committee uses a combination of short-term and long-term incentive compensation to reward excellent performance and to encourage executives' commitment to our long-range, strategic business goals. It is the intention of the Compensation Committee that our named executive officers be compensated competitively with the market and consistently with our strategy, sound corporate governance principles, and stockholder interests and concerns.

              As described in the CD&A, we believe our compensation program is effective, appropriate, and strongly aligned with the long-term interests of our stockholders and that the total compensation packages provided to our named executive officers (including potential payouts upon a termination or change in control) are reasonable and not excessive. As you consider this Proposal Three, we urge you to read the CD&A section of this proxy statement for additional details on executive compensation, including information about our compensation philosophy and objectives and the past compensation of our named executive officers, and to review the tabular disclosures regarding named executive officer compensation together with the accompanying narrative disclosures in this proxy statement. Some of the program features incorporated by the Compensation Committee to align our executive compensation program with our executive compensation philosophy include:

  •
  performance-based and time-based equity awards, weighted predominantly to performance-based, incorporating a three-year vesting period to emphasize long-term performance and named executive officer commitment and retention;

  •
  annual performance-based cash awards incorporating operational, financial, and performance metrics in order to properly balance risk with the incentives needed to drive our key annual initiatives—such awards impose maximum payouts to further manage risk and mitigate the possibility of excessive payments;

  •
  double-trigger requirement for any acceleration of vesting of equity upon a change in control (i.e., a termination without cause or resignation for good reason is required in connection with a change in control);

  •
  stock ownership guidelines to further align the interests of our named executive officers with the interests of our stockholders; and

  •
  a policy requiring recoupment of certain incentive compensation paid to named executive officers under circumstances wherein named executive officers' conduct constitutes "Detrimental Conduct" under the policy.

              This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies, and practices described in this proxy statement. As an advisory vote, Proposal Three is not binding on our Board or the Compensation Committee, will not overrule any decisions made by our Board or the Compensation Committee, and will not require our Board or the Compensation Committee to take any specific action. Although the vote is non-binding, our Board and the

BONANZA CREEK ENERGY, INC. 2020 Proxy Statement        61

Compensation Committee value the opinions of our stockholders and will carefully consider the outcome of the vote when making future compensation decisions for our named executive officers.

              We are asking stockholders to vote "FOR" the following resolution:

              "RESOLVED, that the stockholders approve, on an advisory basis, the compensation philosophy, policies, and procedures and the compensation of the named executive officers as disclosed in the proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion and analysis, the compensation tables, and any related material disclosed in the proxy statement."

              The affirmative vote of stockholders holding at least a majority of the shares present and entitled to be voted on the proposal is required for approval of Proposal Three. If you own shares through a bank, broker, or other holder of record, you must instruct your bank, broker, or other holder of record how to vote in order for them to vote your shares so that your vote can be counted on this proposal.

              The Board unanimously recommends that the stockholders vote "FOR" Proposal Three and approve the compensation of the named executive officers of the Company on an advisory basis, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC.

BONANZA CREEK ENERGY, INC. 2020 Proxy Statement        62

 OTHER MATTERS

Stockholder Proposals; Identification of Director Candidates

              Any stockholder of the Company who desires to submit a proposal for action at the 2021 Annual Meeting of Stockholders and wishes to have such proposal (a "Rule 14a-8 Proposal") included in the Company's proxy materials, must submit such Rule 14a-8 Proposal to the Company at its principal executive offices no later than December 25, 2020, unless the Company notifies the stockholders otherwise. Only those Rule 14a-8 Proposals that are timely received by the Company and proper for stockholder action (and otherwise proper) will be included in the Company's proxy materials.

              A stockholder proposal, including a stockholder nominating a person for election as a director, not included in our proxy statement for the Annual Meeting of Stockholders will be ineligible for presentation at the Annual Meeting of Stockholders unless the stockholder gives timely notice of the proposal in writing to our Secretary at our principal executive offices. Under our bylaws, in order for a matter to be deemed properly presented by a stockholder, a stockholder' s notice must be delivered to and received by the Secretary at the principal executive offices of the Company not less than 120 days and not more than 150 days in advance of the first anniversary of the date of the Company's proxy statement release to stockholders for the preceding year's annual meeting; provided, however, that in the event the date of the annual meeting has been changed by more than 30 days from the date of the previous year's annual meeting or if no annual meeting was held during the previous year, delivery of such proposal by the stockholder, to be timely, must be so delivered not later than the close of business on the tenth day following the day on which public announcement of the date of such meeting is first made. Accordingly, with respect to the Annual Meeting of Stockholders, such proposal must be received by the Secretary at the Company's principal executive office by the tenth day following the day on which public announcement of the date of such meeting is first made. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period for the giving of a stockholder's notice as described above. For purposes of our bylaws, "public announcement" means disclosure in a press release reported by Dow Jones News Service, Associated Press, or a comparable national news service, in a document publicly filed by the Company with the SEC or in a notice pursuant to the applicable rules of an exchange on which the Company's securities are then listed.

              To be in proper form, a stockholder's notice shall be in writing and shall set forth (a) the name and address of the stockholder, as set forth in the Company's books and records, who intends to make the nomination(s) or propose the business and the beneficial owner, if any, on whose behalf the proposal is made, (b) the number of the Company's shares that are owned beneficially by such stockholder as of the date of submission, (c) the full name of the proposed candidate, (d) complete biographical information for the proposed candidate, including a description of the proposed candidate's business experience for at least the previous five years, (e) a description of the proposed candidate's qualifications as a director, (f) in the case of a nomination of director(s), (i) a description of all agreements, arrangements, or understandings between the stockholder and each nominee or any other person or persons (naming such person or persons) pursuant to which the nomination(s) are to be made, (ii) any other information relating to such nominee(s) that would be required to be included in a proxy statement filed under the current rules of the SEC, and (iii) the nominee(s)' written consent to serve as a director if elected, and (g) in the case of other business proposed to be brought before the annual meeting (i) a brief description of such business, (ii) the reasons for conducting such business at the annual meeting, (iii) any material interest the stockholder has in such business, and (iv) any other information that is required to be provided by the stockholder under the current rules of the SEC with respect to stockholder proposals. The Board, a committee thereof, the Chief Executive Officer, or the President may refuse to acknowledge the nomination of any person or the proposal of any business not made in compliance with the foregoing procedures.

              It is the responsibility of the Nominating and Corporate Governance Committee to identify, evaluate, and recommend to the Board the director nominees for election at the annual meeting of stockholders, as well as to

BONANZA CREEK ENERGY, INC. 2020 Proxy Statement        63

fill vacancies or additions on the Board that may occur between annual meetings. The Nominating and Corporate Governance Committee endeavors to recommend only director candidates who possess the highest personal values and integrity; who have experience and have exhibited achievements in one or more of the key professional, business, financial, legal, and other challenges that face a U.S. independent oil and gas company; who exhibit sound judgment, intelligence, personal character, and the ability to make independent analytical inquiries; who demonstrate a willingness to devote adequate time to Board duties; and who are likely to be able to serve on the Board for a sustained period. The Board is committed to actively seeking women and minority candidates as well as individuals with diverse backgrounds, skills, and experiences. In general, the Nominating and Corporate Governance Committee will use the same process to evaluate candidates recommended by stockholders as it uses to evaluate all other director candidates. However, if a candidate is recommended by a stockholder or a group of stockholders, the Governance Committee also will review the information required of such nominees pursuant to our bylaws.

              The Nominating and Corporate Governance Committee's charter includes consideration of diversity of viewpoint on the Board. In that regard, the Nominating and Corporate Governance Committee endeavors to achieve an overall balance of diversity of experiences, skills, attributes, and viewpoints among our directors. The Nominating and Corporate Governance Committee believes it has achieved that balance through the representation on the Board of members having experience in the oil and gas industry, finance and accounting, and investment analysis, among other areas. The Nominating and Corporate Governance Committee does not discriminate based upon race, religion, sex, national origin, age, disability, citizenship, or any other legally protected status.

              In identifying potential director candidates, the Nominating and Corporate Governance Committee will rely on any source available for the identification and recommendation of candidates, including current directors and officers. In addition, the Nominating and Corporate Governance Committee from time to time may engage a third party search firm to identify or evaluate, or assist in identifying or evaluating potential candidates, for which the third party search firm will be paid a fee.

              Written requests for inclusion of any stockholder proposal, including with respect to any director candidates recommended by stockholders, should be addressed to Bonanza Creek Energy, Inc., 410 - 17th Street, Suite 1400, Denver, Colorado 80202, Attention: Secretary. The Company suggests that any such proposal be sent by certified mail, return receipt requested.

Solicitation of Proxies

              Solicitation of proxies on behalf of the Company may be made via the Internet, by mail or by personal interview or telephone by officers, directors, and employees of the Company, who will not receive any additional compensation for such solicitation activities. The Company may also request banking institutions, brokerage firms, custodians, nominees, and fiduciaries to forward solicitation material to the beneficial owners of the common stock that those companies or persons hold of record, and the Company will reimburse the forwarding expenses. We have also engaged Alliance Advisors ("Alliance") to assist us with the solicitation of votes. We will pay Alliance a base fee of $11,000, plus customary costs and expenses for these services.

Stockholder List

              In accordance with the Delaware General Corporation Law and the Company's bylaws, the Company will maintain at its corporate offices in Denver, Colorado, a list of the stockholders entitled to vote at the Annual Meeting. The list will be open to the examination of any stockholder, for purposes germane to the Annual Meeting, during ordinary business hours for ten days before the Annual Meeting.

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Proxy Materials, Annual Report and Householding

              The Company's Annual Report to Stockholders for the year ended December 31, 2019, is being sent to stockholders of record concurrently with this proxy statement and does not form part of the proxy solicitation material.

              The SEC has adopted rules that permit companies and intermediaries (such as brokers) to satisfy the delivery requirements for proxy statements with respect to two or more security holders sharing the same address by delivering a single proxy statement addressed to those security holders. This process, which is commonly referred to as "householding," potentially means extra convenience for security holders and cost savings for companies. This year, a number of brokers with account holders who are our stockholders will be householding our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholder. Once you have received notice from your broker that they will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If you would prefer to receive a separate copy of the proxy materials or if you are receiving multiple copies and would like to receive a single copy, please notify your broker or direct your request to us as follows: 410 – 17th Street, Suite 1400, Denver, Colorado, 80202, Attention: Investor Relations, 720.440.6100. We will promptly deliver a separate copy to you upon request.

              IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2020 ANNUAL MEETING TO BE HELD ON JUNE 3, 2020:

              A COPY OF THE PROXY STATEMENT, THE FORM OF PROXY, AND THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2019 ARE AVAILABLE FREE OF CHARGE UPON REQUEST TO THE COMPANY AT 410 – 17th STREET, SUITE 1400, DENVER, COLORADO, 80202, ATTENTION: INVESTOR RELATIONS. THE PROXY STATEMENT AND ANNUAL REPORT ON FORM 10-K ARE ALSO AVAILABLE ON OUR WEBSITE AT WWW.BONANZACRK.COM.

 VOTING METHODS

              Voting over the Internet.    For shares of stock that are registered in your name, you may vote by Internet by following the instructions set forth on the enclosed proxy card. You will need to use the control number appearing on your proxy card to vote via the Internet. Votes submitted by Internet must be received by 11:59 p.m., Eastern Daylight Time, on Tuesday, June 2, 2020. Internet voting is available 24 hours a day. If you vote via the Internet, you do not need to return your proxy card. The Internet voting procedures are designed to authenticate stockholder identities, to allow stockholders to give their voting instructions and to confirm that stockholders' instructions have been recorded properly. Stockholders voting by Internet should remember that the stockholder must bear costs associated with electronic access, such as usage charges from Internet access providers.

              Voting by Telephone.    Using a touch-tone telephone, you may transmit your voting instructions to the number provided in the proxy card. Votes submitted by telephone number must be received by 11:59 p.m. Eastern Daylight Time, on Tuesday, June 2, 2020. Telephone voting is available 24 hours a day. If you vote via the telephone, you do not need to return your proxy card. The telephone voting procedures are designed to authenticate stockholder identities, to allow stockholders to give their voting instructions, and to confirm that stockholders' instructions have been recorded properly. Stockholders voting by Internet should remember that the stockholder must bear costs associated with electronic access, such as usage charges from telephone companies.

              Voting by Mail.    If you received a printed proxy card, you can vote by marking, dating and signing it, and returning it in the postage-paid envelope provided. Please promptly mail your proxy card to ensure that it is received prior to the closing of the polls at the Annual Meeting.

BONANZA CREEK ENERGY, INC. 2020 Proxy Statement        65

              Voting at the Meeting.    If you attend the Annual Meeting online and plan to vote, you will be able to vote virtually. If you are considered a stockholder of record you have the right to vote online at the Annual Meeting. If you are considered the beneficial owner and you wish to vote at the Annual Meeting, you will need a legal proxy from your broker or other nominee authorizing you to vote those share online at the Annual Meeting.

              For further information concerning stockholders of record and beneficial owners see "GENERAL INFORMATION—Stockholders of Record and Beneficial Owners" above.

Forward-Looking Statements

              This proxy statement may include "forward-looking statements" (as defined in the Private Securities Litigation Reform Act of 1995). The forward-looking statements include matters to be presented at the Annual Meeting; amount and allocation of forecasted capital expenditures; executive sessions of the Board; director attendance at the Annual Meeting; potential payments upon termination or change in control; statements regarding Section 162(m), Section 409A and Section 280G of the Code and ASC Topic 718; and impact of the compensation program on the Company. These statements are based on our current expectations and involve risks and uncertainties that may cause actual results to differ materially from those set forth in the statements, including changes in governmental regulations and interpretations thereunder and other risks identified in the Risk Factors section of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2019. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. Forward-looking statements should be evaluated together with the many uncertainties that affect our business, particularly those mentioned in the Risk Factors section in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, and in our quarterly reports on Form 10-Q and current reports on Form 8-K.

              IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO VOTE BY INTERNET, BY PHONE, OR IF YOU HAVE RECEIVED PAPER COPIES OF THE PROXY MATERIAL, BY COMPLETING, SIGNING, AND RETURNING THE PROXY IN THE ENCLOSED POSTAGE-PAID, ADDRESSED ENVELOPE.

By Order of the Board,

Cyrus D. Marter IV Secretary
Denver, Colorado April 24, 2020

BONANZA CREEK ENERGY, INC. 2020 Proxy Statement        66

VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on June 2, 2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. BONANZA CREEK ENERGY, INC. C/O BROADRIDGE P.O. BOX 1342 BRENTWOOD, NY 11717 During The Meeting - Go to www.virtualshareholdermeeting.com/BCEI2020 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on June 2, 2020. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D04752-P37738 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. BONANZA CREEK ENERGY, INC. The Board of Directors recommends you vote FOR the following: For Withhold For All AllAllExcept To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. ! ! ! 1. Election of Directors Nominees: 01) Carrie L. Hudak 02) Eric T. Greager 03) Paul Keglevic 04) Brian Steck 05) Jack E. Vaughn 06) Scott D. Vogel 07) Jeffrey E. Wojahn The Board of Directors recommends you vote FOR the following proposals: For Against Abstain ! ! ! ! ! ! 2. Ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accountant for 2020. 3. To approve, on an advisory basis, the compensation of our named executive officers. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com. D04753-P37738 BONANZA CREEK ENERGY, INC. Annual Meeting of Stockholders June 3, 2020 12:00 Noon (MDT) The Annual Meeting of Stockholders of the Company to be held June 3, 2020 The undersigned hereby appoints Cyrus D. Marter IV and Brant H. DeMuth, and each of them with the power to act without the other and with the power of substitution as proxies and attorneys-in-fact, and hereby authorizes them to represent and to vote, as provided on the other side, all of the shares of Bonanza Creek Energy, Inc. common stock which the undersigned is entitled to vote, and in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the Company to be held June 3, 2020, or any adjournment thereof, with all powers which the undersigned would possess if present at the meeting. This proxy card, when properly executed, will be voted in the manner directed herein by the undersigned. If no direction is made but the card is signed, this proxy will be voted FOR the election of the nominees under Proposal 1, FOR Proposal 2 and FOR Proposal 3, and in the discretion of the proxies with respect to such other business as may properly come before the meeting, including concerning any adjournment of the meeting. Continued and to be signed on reverse side